UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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EQUITY RESIDENTIAL

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2026 Annual Meeting of Shareholders

Meeting Information

Date & Time: Thursday, June 18, 2026 8:00 a.m., Central Time	Location: www.virtualshareholdermeeting.com /EQR2026	Record Date: March 31, 2026 Close of Business

For more information, see page 80

April 14, 2026

Dear Fellow Shareholders,

You are cordially invited to attend Equity Residential’s 2026 Annual Meeting of Shareholders (the “Annual Meeting”), at which time shareholders of record will be asked to:

•
Elect ten trustees, each to serve until our 2027 Annual Meeting of Shareholders and until his or her respective successor is duly elected and qualified;
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Ratify our selection of Ernst & Young LLP as our independent registered public accounting firm for 2026;
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Approve our executive compensation on a non-binding, advisory basis; and
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Consider any other business properly brought before the meeting and any postponement or adjournment thereof.

The Annual Meeting will be conducted completely in a virtual meeting format, via live audio webcast. You can access the Annual Meeting at www.virtualshareholdermeeting.com/EQR2026 beginning at 7:45 a.m. Central Time using the 16-digit control number which appears on your proxy card, voting instruction form or Notice Regarding the Availability of Proxy Materials. Authenticated shareholders will be able to vote and submit questions online during the meeting via the Annual Meeting website.

Your vote is very important. Whether or not you attend the meeting, we urge you to vote as soon as possible.

You can cast your vote one of the following ways:

By Phone: Call 1-800-690-6903

By Mail: Sign and date your proxy card and return it promptly in the enclosed postage-paid envelope

By Internet: Go to www.proxyvote.com

For more information on how to vote, see "Information About the Annual Meeting."

Our Board of Trustees values your opinion as a shareholder and appreciates your continued support of Equity Residential.

Sincerely, Mark J. Parrell President and Chief Executive Officer	Scott J. Fenster Executive Vice President, General Counsel and Corporate Secretary

SUMMARY OF MATTERS FOR		COMPENSATION COMMITTEE REPORT	54
SHAREHOLDER VOTING	1
		EXECUTIVE COMPENSATION	55
2025 HIGHLIGHTS	2	Summary Compensation Table	55

OUR PURPOSE AND COMMITMENT TO		Grants of Plan-Based Awards in 2025	57
CORPORATE RESPONSIBILITY	5	Outstanding Equity Awards at December 31, 2025	58

Company Purpose	5	Option Exercises and Shares Vested During 2025	59

Corporate Responsibility	5	Pension Benefits	59
		Nonqualified Deferred Compensation	59
GOVERNANCE OF THE COMPANY	6	Potential Payments Upon Termination of

Corporate Governance Highlights	6	Employment or Change in Control	60

Board of Trustees	7	CEO Pay Ratio	65

Share Ownership Guidelines	14	Pay Versus Performance	66

Securities Trading Policy and Prohibition
against Hedging and Pledging of Company		TRUSTEE COMPENSATION	71
Equity Securities	15

Political Contributions Policy	15	AUDIT COMMITTEE REPORT	74

Shareholder Right to Amend Bylaws	15

Shareholder Engagement	16	MATTERS FOR SHAREHOLDER VOTING	75

Board Composition and Trustee Nomination		Proposal 1 – Election of Trustees	75

Procedures	16	Proposal 2 – Ratification of Selection of the

Biographical Information and Qualifications of Trustees	19	Company's Independent Registered Public Accounting Firm
			77

Biographical Information of Executives	26	Proposal 3 – Approval of Executive Compensation	79

COMMON SHARE OWNERSHIP OF TRUSTEES AND EXECUTIVES	29	INFORMATION ABOUT THE ANNUAL MEETING	80

COMMON SHARE OWNERSHIP OF PRINCIPAL SHAREHOLDERS		MISCELLANEOUS	83
	30
		SUPPLEMENTAL APPENDIX	85
COMPENSATION DISCUSSION AND ANALYSIS	31

Executive Compensation Program	32

2025 Performance and Compensation	36

Final Results of the 2023-2025 LTI Plan –
Alignment of Pay and Performance	47

Benchmarking	51

Compensation Clawback Policy	52
Policies and Practices Related to the Timing of Certain Equity Awards	53

Equity Residential	i	2026 Proxy Statement

Proxy Statement

This Proxy Statement and related proxy materials are being made available to shareholders of Equity Residential (“Equity Residential” or the “Company”) on or about April 16, 2026 in connection with the solicitation by our Board of Trustees (the “Board”) of proxies to be voted at the Company’s 2026 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, June 18, 2026 at 8:00 a.m., Central Time. The Annual Meeting will be conducted completely in a virtual meeting format, via live audio webcast. The Annual Meeting can be accessed by shareholders at www.virtualshareholdermeeting.com/EQR2026.

Summary of Matters for Shareholder Voting

At this year’s Annual Meeting, we are asking our shareholders to vote on the following matters:

Proposal 1: Election of Trustees

The Board recommends a vote FOR the election of the following nominees for trustee: Mark J. Parrell, Angela M. Aman, Chris Carr, Mary Kay Haben, Ann C. Hoff, Tahsinul Zia Huque, Nina P. Jones, David J. Neithercut, Mark S. Shapiro and Stephen E. Sterrett.

Proposal 2: Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2026

The Board recommends a vote FOR this proposal.

Proposal 3: Advisory Approval of Executive Compensation

The Board recommends a vote FOR this proposal.

2025 Highlights

In 2025, we continued our long track record of creating value through sound capital allocation, focused and proactive revenue generation and expense management while maintaining a conservative balance sheet and taking corporate responsibility into account.

Capital Allocation*

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Efficiently navigated the investment markets, including the disposition of approximately $1.1 billion of older or lower returning apartment properties at a weighted average Disposition Yield of 5.4% that funded the acquisition of approximately $636.8 million of apartment properties located in the Company's Expansion Markets at a weighted average Acquisition Cap Rate of 5.1% and a discount to replacement cost, furthering the Company's diversification goals with minimal earnings dilution.
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Substantially completed construction on three projects, totaling approximately $439.0 million of development costs, which the Company expects to yield a weighted average stabilized capitalization rate of approximately 5.9% and estimates are currently valued approximately 10% above development costs.
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Invested approximately $277.5 million in Capital Expenditures to Real Estate for Residential Same Store Properties in 2025, approximately 39% of which was NOI-Enhancing and represented Renovation Expenditures for 2,732 same store apartment units in addition to sustainability, property-level technology and ADU spend. The Company expects these NOI-Enhancing activities to generate high single to double digit returns on investment, depending on the nature of the activity.
•
Executed an accretive capital allocation strategy while maintaining the Company's liquidity, scale and balance sheet strength by using net disposition proceeds to acquire approximately 4.8 million of the Company's common shares, which constituted over 1% of the Company's outstanding shares just prior to beginning repurchases in August 2025, at a weighted average purchase price of $62.03 per share, which the Company believes is a substantial discount to the Company's net asset value ("NAV"), for an aggregate purchased amount of approximately $300.0 million in 2025 and just subsequent to the end of 2025.

*See the Supplemental Appendix beginning on page 85 for definitions of capitalized terms.

Equity Residential	2	2026 Proxy Statement

2025 Highlights

Operational*

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Reported same store Turnover of 40.2% for the full year of 2025, the lowest in the Company's history, which the Company believes demonstrates the depth of demand from its residents and how much they enjoy living in the Company's communities.
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Produced earnings per share ("EPS") of $2.94, Funds from Operations ("FFO") of $3.94 per share and Normalized FFO of $3.99 per share for the full year of 2025, representing 8.1%, 4.8% and 2.6% year-over-year growth, respectively.
•
Increased same store revenue and Same Store NOI by 2.6% and 2.2%, respectively, for the full year of 2025, which, together with Normalized FFO growth, represents top-quartile performance amongst the Company's apartment peers on a December 2025 year-to-date basis.
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Reported a modest 3.7% increase in same store expenses for the full year of 2025, reflecting the Company’s continued success in managing controllable expenses as well as limited real estate tax growth.
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Drove revenue performance through strong renewal gains enabled by disciplined pricing execution and advanced data science.
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Generated incremental NOI and margin support through continued expense management and strategic operating initiatives, including the rollout of our bulk Wi-Fi connectivity platform and technology-enabled efficiencies.

Financial

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Issued $500.0 million in 7-year unsecured debt with a 4.95% coupon and an all-in effective yield of 5.23%.
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Enhanced our balance sheet, liquidity and financial flexibility by entering into a new $2.5 billion unsecured revolving credit facility.
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2.6% increase in dividend rate year-over-year, reflecting the strength of the Company's business.
•
Through its common share repurchases and dividend payments, the Company returned approximately $1.38 billion to shareholders in 2025 and early 2026.

*See the Supplemental Appendix beginning on page 85 for definitions of capitalized terms and additional details, including reconciliations of EPS to FFO per share and Normalized FFO per share.

Equity Residential	3	2026 Proxy Statement

2025 Highlights

Sustainability/Corporate Responsibility

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With a 20.2% reduction in energy intensity across our operations, met our goal of a 20% reduction by 2030, several years ahead of schedule.
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Earned membership in the S&P Global Sustainability Yearbook 2025, a distinction achieved by only 10% of Corporate Sustainability Assessment participants.
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Included in both the Dow Jones Best-in-Class World and North America Indices, the first residential real estate investment trust ("REIT") to receive this distinction and one of only four U.S. REITs to be included in both indices.
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Recognized by Newsweek as one of America’s Most Responsible Companies for the seventh consecutive year.
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Named one of Sustainalytics’ Top-Rated ESG Companies, recognized as Regional Top Rated for 2025.
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Together with its foundation, donated approximately $573,000 to charitable causes in 2025, for a cumulative total of $2.7 million in donations and in-kind contributions, keeping us on track with our $4 million donation goal by 2030.
•
Received a score of (i) 85% on survey questions measuring employee perception of the Company's commitment and accountability with respect to inclusion and (ii) 87% on employee engagement, the highest in the Company's history and placing the Company considerably above the average scores of the Perceptyx 2024 Overall Diversity, Equity, Inclusion and Belonging Index Benchmark of 77% and the Perceptyx 2024 Overall Engagement Index Benchmark of 80%, respectively.

Equity Residential	4	2026 Proxy Statement

Our Purpose and Commitment to Corporate Responsibility

Company Purpose

Equity Residential is committed to creating communities where people thrive. This is our corporate purpose, and we carry it through our relationships with our customers, our employees, our shareholders and the communities in which we operate. It drives our dedication to sustainability, inclusion and the total wellbeing of our employees, as well as being a responsible corporate citizen in the communities in which we do business.

Corporate Responsibility

Consistent with our Company’s corporate purpose, our Board is committed to the integration of corporate responsibility in all aspects of the Company’s business. The Board understands that corporate responsibility requires a comprehensive approach, considering environmental impacts, resilience risks and community relationships, including those with residents, employees and shareholders. All members of our executive management team are evaluated and compensated, in part, on their advancement of corporate responsibility factors, as further described below.

The Board reviews and approves the Company's corporate responsibility strategy, including the sustainability strategy, and the Corporate Governance Committee of the Board provides day-to-day oversight of the Company’s corporate responsibility activities. At the corporate level, the Company’s executive-level corporate responsibility steering committee oversees our corporate responsibility strategy and goals and reports to the Board, and the Company’s cross-functional corporate responsibility working group manages progress on our strategy and directs communications between our functional material topic owners and the steering committee.

For additional information on the Company’s corporate responsibility policies, goals and achievements, please see the Company’s 2025 Corporate Responsibility Report and the other information set forth in the “Corporate Responsibility” section in the Investor portion of the Company’s website at www.equityapartments.com. Neither the 2025 Corporate Responsibility Report nor the other information contained on the Company's website is part of or incorporated into this Proxy Statement.

Equity Residential	5	2026 Proxy Statement

Governance of the Company

Corporate Governance Highlights

The Company is dedicated to establishing and maintaining high standards of corporate governance. The Board has implemented many corporate governance measures over the years designed to serve the interests of our shareholders and further align the interests of trustees and management with those of our shareholders. The following are some of the Company’s governance highlights:

√ 8 of 10 Trustee Nominees are Independent

√ Annual Election of Trustees by Majority Voting

√ Independent Lead Trustee

√ Independent Board Committees

√ Separate Chairman & CEO

√ Trustee Executive Sessions without Management

√ Risk Oversight by Board and Committees

√ Authority for Board to retain outside advisors

√ Annual Rigorous Board Evaluation Process

√ Ongoing Board Refreshment Process

√ Ongoing Executive Succession Planning

√ No Employment Agreements with Executives

√ Executive Compensation Driven by Objective Pay for Performance Philosophy

√ Active Shareholder Engagement

√ No Shareholder Rights Plan

√ Bylaws include Proxy Access Nominating Provisions and Shareholder Right to Amend Bylaws

√ Annual Global Reporting Initiative ("GRI")-indexed corporate responsibility reporting

√ Disclosure of Political Contributions Policy and related expenditures

√ Internal Disclosure Committee for Financial Reporting

√ Meaningful Share Ownership Guidelines for Trustees and Executives

√ Double-trigger equity compensation vesting in the event of a change in control under the Share Incentive Plan (defined below)

√ Clawback policy for incentive-based executive compensation

√ Prohibition against hedging of Company shares

√ Prohibition against pledging of Company shares for Trustees and Executives

√ 40% of Trustee Nominees identify as women; all key Committee chairs identify as women

√ 20% of Trustee Nominees identify as racially/ethnically diverse

KEY CORPORATE GOVERNANCE DOCUMENTS

Please visit the Company’s website at www.equityapartments.com in the Investor section under “Corporate Governance” or “Corporate Responsibility” to view the following documents and other corporate policies:

• Declaration of Trust	• Political Contributions Policy
• Bylaws	• Executive Compensation Clawback Policy
• Committee Charters	• Securities Trading Policy
• Corporate Governance Guidelines	• Corporate Responsibility Report
• Code of Ethics and Business Conduct

These documents are also available free of charge by writing to Equity Residential, Two North Riverside Plaza, Suite 500, Chicago, Illinois 60606, Attn: Corporate Secretary or by contacting Investor Relations by phone (1-888-879-6356) or e-mail (investorrelations@eqr.com). No information contained on the Company’s website is part of or incorporated into this Proxy Statement.

Equity Residential	6	2026 Proxy Statement

Governance of the Company

Board of Trustees

Our business and affairs are managed under the direction of the Board of Trustees. Members of the Board are kept informed of the Company’s business through discussions with the Chairman, the Lead Trustee, the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees as well as through the tours and presentations described below. Board members have complete access to the Company’s management team and our independent registered public accounting firm.

The Board’s Role in Overseeing Corporate Strategy for Long-Term Value Creation

The Board is deeply involved in the development and oversight of the Company’s long-term strategy: to invest in apartment properties located in strategically targeted markets with the goal of generating consistent, durable and superior risk-adjusted total returns by balancing current cash flow generation with long-term capital appreciation. The Board routinely engages with Company management on the components of this strategy, such as identification of markets, renter preferences, economic, regulatory and political risks, operating focus, use of technology, allocation of capital, employee engagement and the management of corporate responsibility risks and opportunities that affect the Company’s business and the communities within which the Company conducts business.

Market Visits and Trustee Education

To stay connected with local aspects of Company strategy, the Board typically conducts at least one of its regularly scheduled quarterly meetings each year in one of the Company’s markets. At these market-focused meetings, the Board visits apartment communities owned by the Company, with opportunities to engage with and receive presentations from local employees. The Board also tours the market in general to investigate market risk factors, including growth trends, employment levels, environmental, climate and resiliency factors, regulatory issues and other important aspects of Company strategy. The Board’s opportunity to engage with local employees also ensures that the Board remains deeply connected to the Company’s culture. The Board's 2025 market meeting was held in Dallas, Texas. The trustees toured the Company's Remy and Kia Ora Park properties and received presentations from local management on investment, operating and development conditions in the Dallas market.

In addition to market visits, many regular quarterly Board meetings include educational briefings from management regarding a wide variety of strategic initiatives, ranging from technology initiatives and cybersecurity projects to investment policies, customer and marketing activities, human capital initiatives and more, and from outside subject matter experts regarding topics such as the political landscape and the regulatory environment.

The Company also provides an orientation program for new trustees, which includes an overview of duties and our corporate governance policies, opportunities to take tours of Company properties, as well as one-on-one sessions with each member of executive management on the Company’s strategy and industry.

Please see the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 13, 2026 for a detailed discussion of the Company’s strategy, aspects of which are reviewed by the Board at every quarterly meeting.

Board Leadership Structure

Since the Company’s initial public offering in 1993, we have separated the roles of Chairman of the Board and Chief Executive Officer. David J. Neithercut, our former Chief Executive Officer, has served as Chairman since May 2023. See page 21 for biographical information regarding Mr. Neithercut. As our Chairman, Mr. Neithercut presides over meetings of the Board, stewards the Company, counsels senior management regarding strategy and provides them with a network of resources across the industry.

Equity Residential	7	2026 Proxy Statement

Governance of the Company

Mark J. Parrell, our President and CEO, sets the strategic direction for the Company under the direction of the Board, is responsible for the day-to-day leadership and performance of the Company and sets the agenda for Board meetings in consultation with the Chairman and our independent Lead Trustee. See page 21 for biographical information regarding Mr. Parrell. We believe the Company is well-served by our current leadership structure.

Lead Trustee

Stephen E. Sterrett has been the Company’s Lead Trustee since June 2020. See page 25 for biographical information regarding Mr. Sterrett. Duties as Lead Trustee include:

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Engaging in consistent and regular communication with the CEO regarding the Board’s risk oversight responsibilities
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Ensuring that the Board performs its annual evaluation of the CEO’s performance
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Determining the appropriate means for the Board evaluation process jointly with the Chair of the Corporate Governance Committee
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Presiding at all executive sessions of independent trustees and any Board meetings in the unlikely event the Chairman is not present

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Serving as liaison jointly with the Chairman between shareholders and the Board
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Serving as liaison between the Chairman and the other trustees
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Participating with the Chairman and CEO in planning and setting agendas for Board meetings
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Determining with the Chairman and CEO the necessary information trustees should receive regarding matters to be discussed at Board meetings

Meetings

In 2025, the Board held six meetings, with 97% average attendance. No trustee nominees attended fewer than 91% of the total number of meetings held by the Board and all committees of the Board on which such trustee served. Nine trustees attended the 2025 Annual Meeting of Shareholders. Board members are expected to attend all meetings of the Board and committees of which they are members, as further described in the Company’s Corporate Governance Guidelines.

Executive Sessions

Pursuant to the Company’s Corporate Governance Guidelines, the non-employee trustees of the Board meet in regularly scheduled executive sessions without management. The independent trustees also meet in executive session at least once a year. In 2025, the non-employee trustees held four executive sessions, and the independent trustees held one executive session.

Board Independence and Consultants

The Company’s Corporate Governance Guidelines require that a majority of its trustees be independent within the meaning of The New York Stock Exchange (“NYSE”) listing standards, and 80% of the trustees nominated herein are independent. The Board and each of the key committees – Audit, Compensation and Corporate Governance – also have authority to retain, at the Company’s expense, outside counsel, consultants or other advisors in the performance of their duties.

Equity Residential	8	2026 Proxy Statement

Governance of the Company

Board Committees

The Board has key standing Audit, Compensation and Corporate Governance Committees, which are comprised entirely of trustees who meet the independence and, with respect to the Audit Committee, the financial literacy requirements of the NYSE listing standards. The Board also has an Executive Committee. The current members of these committees, the principal responsibilities of each committee and the number of meetings held in 2025 are described below. For a discussion regarding the allocation of risk oversight among the Audit Committee, Compensation Committee and Corporate Governance Committee, see “The Board’s Role in Risk Oversight” below.

AUDIT COMMITTEE

Key Responsibilities

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Provides assistance to the Board in fulfilling its responsibilities with respect to oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, performance and independence and the performance of the Company’s internal audit function
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Appoints and replaces the independent registered public accounting firm, which reports directly to the Audit Committee, approves the engagement fees of the independent registered public accounting firm and pre-approves the audit services and any permitted non-audit services provided to the Company
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Reviews the scope of audits as well as the annual audit plan
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Evaluates matters relating to the audit, including critical audit matters (CAMs), and internal controls of the Company
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Reviews and approves all related party transactions
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Reviews the Company’s enterprise risk management program
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Oversees the Company’s day-to-day cybersecurity, data privacy and other information technology ("IT") risks, strategies to protect the Company’s assets, business systems and information and to respond to incidents, and processes designed to prevent unauthorized access to the Company's assets, IT systems, business systems, networks and information

The Company’s internal audit officer reports to the Audit Committee and the Audit Committee reviews and approves the internal audit annual work plan. The Audit Committee holds separate executive sessions, outside the presence of senior management, with the Company’s independent registered public accounting firm and the Company’s internal audit officer.

No member of the Audit Committee served on more than one other public company audit committees during 2025.

Members

Angela M. Aman, Chair*

Linda Walker Bynoe*,**

Chris Carr

Ann C. Hoff

Nina P. Jones*

Stephen E. Sterrett*

*Audit Committee Financial Expert under NYSE listing standards and SEC rules

**Retiring as of the Annual Meeting

Number of Meetings in 2025: 8

Equity Residential	9	2026 Proxy Statement

Governance of the Company

COMPENSATION COMMITTEE

Key Responsibilities

•
Reviews the Company’s general compensation philosophy
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Oversees the Company’s compensation programs and practices, including incentive and equity-based compensation plans, and reviews and approves executive compensation plans in light of corporate, business unit and individual goals and objectives
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Evaluates the performance of the CEO in light of the above criteria and, together with the other independent trustees, approves the CEO’s compensation level based on such evaluation
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Reviews and approves the CEO’s evaluation of the performance of executives reporting to him before approving their compensation
•
Reviews compensation, bonuses and other related benefits and policies for Company employees
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Oversees the Company’s executive succession and development plans
•
Oversees the Company’s policies and strategies related to talent management
•
Administers the Company's incentive-based executive compensation clawback policy

The Compensation Committee may form subcommittees consisting of at least two members for any purpose that the Compensation Committee deems appropriate and may delegate to such subcommittees such authority as the Compensation Committee deems appropriate, provided that the Compensation Committee may not delegate to a subcommittee any authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole.

Members Mary Kay Haben, Chair Ann C. Hoff Tahsinul Zia Huque Mark S. Shapiro Stephen E. Sterrett Number of Meetings in 2025: 5

Equity Residential	10	2026 Proxy Statement

Governance of the Company

CORPORATE GOVERNANCE COMMITTEE

Key Responsibilities

•
Establishes criteria for recommending candidates for election or reelection to the Board and its committees, considering issues and making recommendations concerning the size, composition, organization and effectiveness of the Board
•
Establishes and oversees procedures for the annual assessment of Board, committee and trustee performance
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Evaluates issues of corporate governance and shareholder proposals relating to governance matters and makes recommendations to the Board regarding the Company’s governance policies and practices, including its Corporate Governance Guidelines
•
Reviews and approves the Company’s annual corporate responsibility report and provides oversight of the Company’s overall corporate responsibility strategy
•
Reviews the Company's political spending and charitable contribution policies and practices
•
Identifies individuals qualified to become Board members and considers nominees for trustee suggested by shareholders in written submissions to the Company’s Corporate Secretary as further described in “Board Composition and Trustee Nomination Procedures” below
Members Nina P. Jones, Chair Linda Walker Bynoe* Chris Carr Mary Kay Haben Tahsinul Zia Huque Mark S. Shapiro *Retiring as of the Annual Meeting Number of Meetings in 2025: 4

EXECUTIVE COMMITTEE

Key Responsibilities

•
Has authority to approve proposals to acquire, develop, dispose of and finance investments for the Company up to certain dollar amount thresholds, with transactions in excess of these dollar amount thresholds requiring approval by the full Board
Members David J. Neithercut, Chair Mark J. Parrell Angela M. Aman Stephen E. Sterrett Number of Meetings in 2025: 0

Equity Residential	11	2026 Proxy Statement

Governance of the Company

The Board’s Role in Risk Oversight

While risk management is primarily the responsibility of management, the Board provides overall risk oversight, both directly and through its committees, to identify, assess and prioritize the major risks the Company faces and the policies and procedures for monitoring and controlling such risks. In addition, the Board reviews and sets certain strategies and policies related to risks overseen by the Board's committees on a day-to-day basis, including the Company's sustainability, talent management and cybersecurity strategies. Further, the Lead Trustee engages in consistent and regular communication with the CEO regarding the Board's risk oversight responsibilities.

Board of TRUSTEES Reviews Company strategies and policies related to risks overseen by the Board's committees. Reviews market selection and capital allocation. Reviews political and regulatory risks.

Audit Committee	Compensation Committee	Corporate Governance Committee
•
Reviews financial, accounting, tax and internal control risks, in accordance with NYSE requirements.
•
Responsible for the Company’s enterprise risk management efforts, including insurance programs, and Code of Ethics and Business Conduct.
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Oversees day-to-day data privacy and cyber-related risks faced by the Company.
• Responsible for overseeing the management of risks relating to the Company’s leadership, management succession planning, talent management and compensation philosophy and programs.
•
Responsible for ensuring that the Board has the right mix of skills and experience to perform all of its duties, including its overall risk oversight function.
•
Reviews the Company’s corporate responsibility risks.

Management Day-to-day identification and management of risks.

Each of these committees also meets with and reviews material from management and internal audit (as applicable) and reports to the Board, thereby keeping the entire Board fully informed and in a position to administer its overall risk management oversight responsibilities. All committee materials from management are generally made available to all trustees, not just those who serve on the applicable committee, and all trustees are invited to attend all committee meetings. In addition, at regularly scheduled Board meetings, the Board reviews key matters relating to the Company’s finances, liquidity, operations and investment activity. Furthermore,

Equity Residential	12	2026 Proxy Statement

Governance of the Company

education sessions relating to risk management topics are regularly provided at the Board meetings by internal and/or external subject matter experts.

Cybersecurity

The Audit Committee oversees our annual enterprise risk management assessment, where we assess key risks within the Company, including security and technology risks and cybersecurity threats. The Audit Committee oversees our ongoing cybersecurity risk management efforts and regularly receives detailed reports from representatives of our IT Security Team addressing a wide range of related topics. At least annually, our IT leadership (and external cybersecurity experts if applicable) reviews key cybersecurity strategies and policies with the full Board, including risk assessments, mitigation strategies, areas of emerging risks, incidents and industry trends and other areas of importance.

Assessment of Board Performance and Board Processes

Recognizing the importance of a rigorous evaluation process to allow boards to assess their performance and identify and address any potential gaps in the boardroom, the Board conducts an annual assessment of the performance of the full Board, individual Board members and Board committees. The Chair of the Corporate Governance Committee (the "Governance Chair") with input from the full Corporate Governance Committee, together with the Lead Trustee, are responsible for determining the appropriate means for the evaluation process, including whether to engage a third-party firm, which takes place in advance of the annual consideration of trustee nominees.

For the 2025 assessment, the Governance Chair issued a confidential survey to each trustee to solicit their feedback on Board, committee and individual trustee performance. In addition, the Governance Chair sought and received feedback from Mr. Parrell on the executive team's interactions with the Board and individual trustees. Following that, the Governance Chair shared with each trustee individually his or her own evaluation and provided the full Board with feedback on the Board and its committees. The Lead Trustee issued a confidential survey to each trustee to solicit their evaluation of the Governance Chair's performance and provided the Governance Chair with feedback on performance. The Board's annual evaluation process provides a way to track progress in certain areas targeted for improvement from year to year and to identify opportunities to enhance the Board’s and its committees’ effectiveness. The assessments confirm whether the current Board leadership and structure continue to be optimal for the Company, affirm whether trustees have sufficient time to devote their attention to the Company notwithstanding their other commitments and are an important factor taken into account by the Corporate Governance Committee in making its recommendations to the Board regarding trustee nominees.

Management Development and Succession

The Board’s goal, through the oversight of the Compensation Committee, is to have an ongoing program for executive leadership development and succession. As reflected in the Company’s Corporate Governance Guidelines, the Compensation Committee discusses the CEO’s recommendations for management development and succession for the Company’s other executives. Additionally, the Compensation Committee oversees long range plans for management development and succession for the CEO.

The Board’s executive succession plan involves conducting regular talent reviews, creating profiles of ideal candidates and selecting potential successors expected to fit the needs of the Company over time. In implementing these plans, the Board believes that, at its core, succession planning: (i) is a board-driven, collaborative and continuous process; (ii) should take into account the Company’s long-term strategic goals; and (iii) involves building a talent-rich organization by attracting and developing the right people. Individuals who are identified as high potential leaders are given exposure and visibility to Board members through formal presentations and informal events.

Equity Residential	13	2026 Proxy Statement

Governance of the Company

Furthermore, for 2025, all of our executives’ performance assessments for purposes of compensation included development or succession planning-related factors. 25% of the assessment of the CEO’s annual performance and 10% of the assessment of the other executives’ annual performance were based on individual goals (“Individual Goals”) that include development, succession or leadership-oriented goals. In addition to their review of executive development and succession, the Board is regularly updated on key talent indicators for the overall workforce, including development programs.

Our executive team members were identified through this process and those members who are long-term employees were given exposure and visibility to the Board over many years, followed by a smooth transition period assisted by their retiring and/or transitioning predecessors. The Board was intensively involved in evaluating each of these executives prior to their appointment or promotions and had an extensive opportunity to observe each executive who was a long-term employee through presentations they gave to the Board and its committees as well as through significant informal contact. Following extensive succession planning efforts as described above by Mr. Parrell and the Board, Mr. McLeod was appointed Chief Financial Officer and Mr. Brackenridge successfully transitioned the Chief Investment Officer role to Mr. Garechana.

Certain Relationships and Related Transactions

The Company has adopted a Code of Ethics and Business Conduct that applies to all trustees and employees. The purpose of the Code of Ethics and Business Conduct is to promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company; and (iii) compliance with all applicable rules and regulations that apply to the Company and its officers, employees and trustees. The Audit Committee has responsibility for reviewing the Company’s written policies relating to the avoidance of conflicts of interest and reviewing any proposed related party transactions.

Trustee Resignation Policies

The Company has a majority vote standard for the election of trustees in uncontested elections with a trustee resignation policy which requires that any trustee nominee who is not elected by a majority of votes cast must promptly tender his or her resignation to the Board. The Board would then decide within 90 days following certification of the shareholder vote, through a process managed by the Corporate Governance Committee and excluding the nominee in question, whether to accept or reject the tendered resignation, or whether other action is recommended. The Board would promptly publicly disclose its decision and rationale.

The Board has adopted a policy that requires each non-employee trustee to submit an offer of resignation from the Board upon a material change in employment or responsibilities. The Corporate Governance Committee has responsibility for assessing whether such change would impair the trustee’s ability to continue to serve effectively on the Board and recommending whether any such offer should be accepted by the Board.

Share Ownership Guidelines

In keeping with its belief that aligning the financial interests of the Company’s executives and trustees with those of the shareholders will result in enhanced shareholder value, the Board has established the following executive and trustee share ownership guidelines:

Position	Minimum Share Ownership

Trustees	5x cash retainer
CEO	6x base salary
Executive Vice Presidents	3x base salary
Senior Vice Presidents	1x base salary

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Governance of the Company

Executives and trustees have five years from appointment or promotion to comply with the ownership requirements. In 2025, all of our trustees, executives and senior officers had met their respective share ownership requirements or were in the permitted time frame to achieve such ownership.

The following equity interests count toward fulfillment of the ownership guidelines:

•
Company shares, including restricted shares; and
•
Partnership interests in ERP Operating Limited Partnership (the “Operating Partnership”), the Company's operating partnership (i.e., OP Units and restricted units).

Restricted units are partnership interests that are convertible on a one-for-one basis into OP Units subject to certain vesting and other tax restrictions. Restricted shares and restricted units are collectively referred to in this Proxy Statement as “Share Awards.”

Securities Trading Policy and Prohibition against Hedging and Pledging of Company Equity Securities

The Company’s Securities Trading Policy sets forth guidelines and restrictions applicable to trustees and employees of the Company regarding transactions involving Company equity securities that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and the exchange listing standards applicable to us. Pursuant to this policy, the Company imposes a trading moratorium on all trustees and officers at a vice president level and above in advance of earnings releases, and otherwise trustees and all employees are restricted from trading whenever they have knowledge of material non-public information such as material transactions or significant cybersecurity incidents. Among other things, this policy prohibits our trustees and executives from selling any Company equity securities if the security is not owned by the individual at the time of sale (commonly called a "short sale"). This policy further prohibits trustees and employees from (i) purchasing financial instruments that are designed to hedge or offset any decrease in the market value of their Company equity securities, (ii) engaging in short-term speculation in Company securities or (iii) engaging in any transaction in which he or she profits if the value of Company securities falls. In addition, this policy prohibits trustees and executives from holding Company securities in a margin account or pledging Company securities as collateral for a loan. The policy is available on the Company’s website at www.equityapartments.com in the Investor section under “Corporate Governance.”

In connection with transactions by the Company involving the Company's securities, the Company intends to comply with all applicable insider trading laws, rules, regulations and exchange listing standards.

Political Contributions Policy

The Company has a robust policy governing political expenditures. Under the policy approved by the Board, any political spending by the Company must be legitimately linked to the Company’s business purposes and strategic intent, approved by the Chief Executive Officer, and reviewed annually by the Corporate Governance Committee. The policy, together with a disclosure on the amount spent under the policy during the previous calendar year, is available on the Company’s website at www.equityapartments.com in the Investor section under “Corporate Governance.”

Shareholder Right to Amend Bylaws

In response to a shareholder proposal and following significant engagement with shareholders holding more than 50% of the Company’s outstanding shares in the aggregate, Article XIV of the Company’s Bylaws was amended in 2017 to permit shareholders to amend the Bylaws by the affirmative vote of the holders of a majority of the outstanding common shares of the Company pursuant to a proposal submitted for approval at a duly called annual meeting or special meeting of shareholders by a shareholder, or group of up to five shareholders, owning

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Governance of the Company

1% or more of the Company’s outstanding common shares continuously for at least one year. A shareholder proposal submitted under Article XIV may not alter or repeal (i) Article XII of the Bylaws, which provides for indemnification of trustees and officers of the Company or (ii) Article XIV of the Bylaws, which addresses procedures for amendment of the Bylaws, without the approval of the Board. The foregoing is a summary of Article XIV of the Company’s Bylaws and is qualified in its entirety by the text of that section. Since the adoption of the aforementioned amendment to Article XIV of the Company’s Bylaws, the trustees serving on the Board’s Corporate Governance Committee have received an average voting approval percentage of nearly 97%, which the Company believes is an indication of its shareholders’ overwhelming support for this provision.

Shareholder Engagement

The Company views shareholder engagement as a continuous process, with members of the management team and in some cases members of the Board periodically conducting extensive outreach to shareholders. In February 2025, we held an Investor Day in New York where we showcased our portfolio optimization strategy, innovative operations platform, strong culture, disciplined balance sheet management and longer-term return prospects and at which more than 80 investors and analysts participated in the event in person, with an additional 115 participating via webcast. Over the last twelve months, we spoke with investors who collectively held nearly 43% of our shares (or approximately 53% of shares held by non-indexed investors) and reached out to many more. At these one-on-one investor meetings, the management team updated investors on a range of topics and also gained an understanding of the perspectives and concerns of each investor. The Board and management team carefully consider the feedback from these meetings when evaluating our investment strategy as well as our corporate responsibility and executive compensation disclosures and practices, among other items.

Board Composition and Trustee Nomination Procedures

Trustee Qualifications

The Company’s Corporate Governance Guidelines set forth the Board’s policies for the desired attributes of trustees and the Board as a whole. The Board will seek to ensure that a substantial majority of its members are independent within the NYSE listing standards. Each member of the Board must possess the individual qualities of integrity and accountability, informed judgment, financial literacy and high performance standards and must be committed to representing the long-term interests of the Company and its shareholders.

The Board values diversity in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience, and believes that as a group, the nominees bring a deep range of thought and perspectives to the Board’s deliberations that improves decision-making, risk oversight and innovation. As a general matter, the Board does not believe it should create a mandatory retirement age for trustees or establish term limits for trustee service, instead preferring to rely upon its evaluation procedures as the primary method of ensuring that each trustee continues to act in a manner consistent with the best interests of the Company and its shareholders.

Identifying and Evaluating Nominees

The Corporate Governance Committee regularly assesses the appropriate number of trustees comprising the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. The Corporate Governance Committee considers suggestions of potential trustee candidates made by current Board members, shareholders, professional search firms or other persons. Occasionally, the Corporate Governance Committee will conduct searches through professional search firms.

The Corporate Governance Committee considers those factors it deems appropriate in evaluating trustee candidates, which include judgment, strength of character, familiarity with businesses and organizations comparable in size or scope to the Company, breadth of experience and skill relative to other Board members and specialized knowledge or expertise. The evaluation also includes a critical review of annual performance

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assessments, as previously described. Furthermore, as also described above, the evaluation includes a review of whether trustee candidates have time available to devote to Board service. Of particular importance to the Company’s strategy are skills and experience relating to real estate; finance and capital markets; innovation and technology; marketing and consumer insight; risk management; corporate responsibility; political and reputational risk; and corporate leadership in general.

Each of the members of the Corporate Governance Committee, as well as all or substantially all of the other trustees, including the Chief Executive Officer, interview potential candidates that the Corporate Governance Committee has deemed qualified and appropriate. If the Corporate Governance Committee determines that a potential candidate meets the needs of the Board, and has the qualifications as set forth in the Company’s Corporate Governance Guidelines, it will recommend the nomination of the candidate to the Board.

Shareholder Nominees

The Corporate Governance Committee will consider properly submitted shareholder nominees for election to the Board and will apply the same evaluation criteria in considering such nominees as it would to persons nominated under any other circumstance. A shareholder wishing to submit to the Corporate Governance Committee a potential nominee for election to the Board for its consideration should follow the following procedures:

Pursuant to the Company’s Bylaws, a shareholder of the Company who is a shareholder of record at the record date set by the Board for the purpose of determining shareholders entitled to vote at the annual meeting, at the time of giving notice (as described in this paragraph) and at the time of the annual meeting, and who is entitled to vote at such meeting, may nominate individuals for election to the Board if the shareholder complies with the following requirements. First, the shareholder must give the Corporate Secretary of the Company timely written notice of nomination. Generally, notice will be timely if it is delivered not earlier than the 150th day, nor later than 5:00 p.m., Central Time, on the 120th day, prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Accordingly, for the Company’s annual meeting in the year 2027, the Corporate Secretary must receive the notice not earlier than November 15, 2026 and not later than 5:00 p.m., Central Time, on December 15, 2026. The notice must set forth certain information as to each individual the shareholder proposes to nominate, information with respect to Company security ownership by the shareholder giving such notice, and, to the extent known by the shareholder giving notice, the name and address of any other shareholder supporting the nominee for election. The foregoing is a summary of Article II, Section 13 of the Bylaws of the Company and is qualified in its entirety by the text of that section. Shareholders who intend to solicit proxies in support of trustee nominees other than the Company's nominees must also comply with the additional requirements of Rule 14a-19(b) of the Securities Exchange Act of 1934 (the "Exchange Act").

The Company’s shareholders also possess the right to nominate candidates to the Board through proxy access provisions of the Company’s Bylaws. The Bylaws permit a shareholder, or group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common shares continuously for at least three years, to include in the Company’s annual meeting proxy materials trustee nominations for up to 20% of the seats on the Board, subject to the other terms and conditions of the Bylaws. The foregoing is a summary of Article II, Section 16 of the Bylaws of the Company and is qualified in its entirety by the text of that section. Electronic copies of the Bylaws are available on the Company’s website at www.equityapartments.com in the Investor section under “Corporate Governance,” and hard copies are available free of charge by writing to Equity Residential, Two North Riverside Plaza, Suite 500, Chicago, Illinois 60606, Attn: Corporate Secretary or by contacting Investor Relations by phone (1-888-879-6356) or e-mail (investorrelations@eqr.com).

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Board Refreshment

The Corporate Governance Committee seeks to maintain a board that as a whole possesses the independence, objectivity and mix of skills and experience to provide comprehensive and effective oversight of the Company’s strategic, operational and compliance risks. The Committee believes that succession planning and ongoing board refreshment are important to maintain an appropriate mix of skills and provide fresh perspectives while leveraging the institutional knowledge and historical perspective of the Board’s longer-tenured trustees. In keeping with the Committee's overall strategy for trustee succession and refreshment, since 2015 the Board has added eight new independent trustees in place of ten trustees who departed the Board due to retirement or death (including one trustee retiring in June of this year).

*Composition of our Board immediately following the Annual Meeting if the ten trustee nominees are re-elected.

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Governance of the Company

Set forth below is a snapshot of the composition of our Board immediately following the Annual Meeting if the ten trustee nominees are re-elected.

Gender Diversity 40% Women	Racial/Ethnic Diversity 20% Diverse

Independence 80% Independent	Tenure of Independent Trustees

Biographical Information and Qualifications of Trustees

Our trustees bring to the Company’s Board substantial and diverse business, real estate, governance, finance, operational and leadership experience derived from their service as senior executives and, in some cases, leaders of complex organizations, and collectively have the experience necessary to oversee and help develop the Company’s strategy and contribute to the Board’s effectiveness as a whole. The process undertaken by the Corporate Governance Committee in recommending qualified trustee candidates is described under “Board Composition and Trustee Nomination Procedures” above.

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Summary of Trustee Skills

The table below is a summary of the range of skills that each trustee nominee brings to our Board. Because it is a summary, it is not intended to be a complete description of all the qualifications, attributes and experience of each trustee nominee. Information about each trustee is presented on the following pages.

	Aman	Carr	Haben	Hoff	Huque	Jones	Neithercut	Parrell	Shapiro	Sterrett
CEO/CORPORATE LEADERSHIP Experience as a CEO or other senior executive at a public or large private company.	•	•	•	•	•		•	•	•	•
FINANCE/CAPITAL MARKETS Leadership experience as an executive in the financial services industry or other extensive experience raising capital for a large public or private company.	•	•			•	•	•	•	•	•
REAL ESTATE Experience in the real estate industry and expertise in the operational and strategic issues facing large real estate companies.	•					•	•	•		•
BUSINESS OPERATIONS Experience in managing the operations and business strategy of a major organization.	•	•	•	•	•		•	•	•	•
ENTREPRENEUR/INNOVATOR Experience in starting a business and/or implementing disruptive/creative processes to generate growth.		•		•	•				•
TECHNOLOGY, DIGITAL AND/OR CYBERSECURITY Expertise in technology, including digital platforms and new media, cybersecurity risk, cloud computing and data analytics.	•				•			•	•	•
MARKETING AND CONSUMER INSIGHT Experience in marketing, including brand and product awareness and social media.		•	•	•					•
CORPORATE RESPONSIBILITY Experience in effective oversight of sustainability, social and/or governance matters.	•	•	•		•	•	•	•	•	•
FINANCIAL REPORTING/ACCOUNTING Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements.	•	•				•	•	•		•
PUBLIC COMPANY BOARD EXPERIENCE Experience serving on the board of another publicly traded entity.	•	•	•		•	•	•	•	•	•

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Governance of the Company

Trustees Nominated for Re-Election

Set forth below are biographies of each of our trustees as of April 1, 2026, which include a discussion of the specific skills and expertise that led to the Board’s conclusion that such individual should serve as a trustee of the Company.

David J. Neithercut Chairman Age 70 Trustee since 2006

David J. Neithercut, our Chairman since May 2023, served as Chief Executive Officer of the Company from January 2006 until his retirement in December 2018 and President of the Company from May 2005 to September 2018. He was Executive Vice President – Corporate Strategy of the Company from January 2004 to May 2005, and Executive Vice President and Chief Financial Officer of the Company from February 1995 to August 2004. Prior to joining Equity Residential, Mr. Neithercut served as Senior Vice President of Finance for Equity Group Investments. He serves as a director of Americold Realty Trust (NYSE: COLD), was a director of General Growth Properties, Inc. (NYSE: GGP) from November 2010 until May 2017 and was a trustee of Public Storage (NYSE: PSA) from January 2021 until May 2024. Mr. Neithercut is a former member of the Advisory Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), of which he served as Chairman in 2015. He received Nareit’s 2018 Industry Leadership Award, honoring a REIT executive who has made a significant and lasting contribution to the growth and betterment of the industry. Mr. Neithercut received an M.B.A. from the Columbia University Graduate School of Business.

Qualifications

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Recognized as a leading industry authority in real estate investments, operations and capital markets
•
Long and successful track record in various leadership roles at the Company and other organizations
•
Highly experienced in dealing with complex management, financial, risk assessment, business and governance issues

Mark J. Parrell President & CEO Age 59 Trustee since 2019

Mark J. Parrell has been Chief Executive Officer of the Company since January 2019 and President of the Company since September 2018. Mr. Parrell was Executive Vice President and Chief Financial Officer of the Company from October 2007 to September 2018 and Senior Vice President and Treasurer of the Company from August 2005 to October 2007 and served in various roles in the Company’s finance group since September 1999. He has served as a director of Regency Centers Corporation (NASDAQ: REG), a national owner, operator and developer of shopping centers, since January 2026. Mr. Parrell is also active in several business and community service organizations. He currently serves as a Board Member of the Real Estate Roundtable as well as First Vice Chair and a member of the Executive Board of Nareit. Mr. Parrell is a member of the Advisory Board of the Weiser Center for Real Estate at the University of Michigan and is a member of the National Multifamily Housing Council (“NMHC”) and served as Chair of its Finance Committee in 2015-2016. He is also a member of the Board of Directors and Chair of the Finance Committee of the Greater Chicago Food Depository. Mr. Parrell served as an independent member of the Boards of Directors of the T. Rowe Price mutual funds from July 2023 until November 2025 and as a director of Brookdale Senior Living Inc. (NYSE: BKD), a leading operator of senior living communities throughout the United States, from April 2015 until July 2017. He also served as a director of Aviv REIT, Inc. (NYSE: AVIV), a REIT that specialized in owning post-acute and long-term care skilled nursing facilities and other healthcare properties, from March 2013 until April 2015, when it merged into Omega Healthcare. Mr. Parrell received a B.B.A. from the University of Michigan and a J.D. from the Georgetown University Law Center.

Qualifications

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Uniquely qualified as the CEO of the Company
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Extensive hands-on experience regarding capital markets, capital allocation and real estate finance and investment
•
Sophisticated expertise in transactional, operational and regulatory matters and substantial experience as a board member of public companies and mutual funds

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Governance of the Company

Angela M. Aman Independent Age 46 Trustee since 2020 Committees • Audit (Chair)

Angela M. Aman has served as Chief Executive Officer and a director of Kilroy Realty Corporation (NYSE: KRC), a REIT that owns and operates premier office, life science and mixed-use properties in the United States, since January 2024. From September 2023 to January 2024, she served as President, Chief Financial Officer and Treasurer and from May 2016 to September 2023, she served as Executive Vice President, Chief Financial Officer and Treasurer of Brixmor Property Group (NYSE: BRX), a REIT that owns and operates a national portfolio of open-air shopping centers. Prior to Brixmor, she held Chief Financial Officer roles at Starwood Retail Partners from 2015 to 2016 and Retail Properties of America, Inc. from 2011 to 2015. From 2005 to 2011, she was a member of the RREEF real estate securities team, serving as an analyst and later as a Portfolio Manager, and from 2001 to 2005, she was a member of the real estate investment banking group at Deutsche Bank Securities, Inc. Ms. Aman serves as a member of the Executive Board of Nareit, a member of the Executive Committee for the Zell/Lurie Real Estate Center at the Wharton School, University of Pennsylvania, and a member of the Board of Advisors for the Anderson School of Management at UCLA. Ms. Aman received a B.S. in Economics from the Wharton School, University of Pennsylvania.

Qualifications

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Extensive experience in real estate and public company matters, including as an equity investor
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Executive leadership experience and expertise in financial, governance, information technology and strategic issues facing large real estate companies
•
Audit committee financial expert, based on experience as a CFO

Chris Carr Independent Age 62 Trustee since 2025 Committees • Audit • Governance

Chris Carr served as the Chief Operating Officer of Sweetgreen, Inc. (NYSE: SG), a restaurant and lifestyle brand, from May 2020 to March 2023. From May 2006 until his retirement in May 2019, he held a variety of retail operations and supply chain senior executive roles at Starbucks (NASDAQ: SBUX), most recently as the Executive Vice President ("EVP"), Chief Procurement Officer. Mr. Carr also served as Starbucks’ EVP, Americas Licensed Stores and led Starbucks' U.S. retail business as the EVP, U.S. Retail Stores, where he was responsible for the omni-channel customer experience at approximately 13,000 U.S. company-operated and licensed retail stores. Prior to Starbucks, Mr. Carr spent 18 years in multiple executive leadership roles with ExxonMobil, developing, leading and implementing retail operational strategies for its global fuels marketing downstream businesses. He currently serves as a director of Hilton Worldwide Holdings Inc. (NYSE: HLT), as chair of the Board of Recreational Equipment Inc., a consumer cooperative, and as a director of Valvoline Inc. (NYSE: VVV), an automotive retail services provider. He also serves as a Board Trustee for Howard University and the University of San Diego. Mr. Carr received a B.S. in Business Administration from the University of San Diego and an M.B.A. from the New York Institute of Technology.

Qualifications

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Executive leadership roles at global enterprises
•
Extensive business and management expertise, including financial performance, operational execution, talent management and corporate governance
•
Valuable insight into developing and executing brand and consumer marketing strategies to improve customer satisfaction

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Governance of the Company

Mary Kay Haben Independent Age 69 Trustee since 2011 Committees • Compensation (Chair) • Governance

Mary Kay Haben served as the President-North America for the Wm. Wrigley Jr. Company, a leading confectionary company, until her retirement in February 2011. At Wrigley, Ms. Haben drove growth through new product and packaging innovation, as well as marketing efforts in emerging digital media. Prior to joining Wrigley in 2007, Ms. Haben held various executive positions during her 27-year career at Kraft Foods Inc. These included leading significant business divisions and functions for Kraft, driving bottom line growth through marketing innovation and brand positioning efforts, as well as acquisitions and productivity initiatives. She serves as a director of The Hershey Company (NYSE: HSY) and Grocery Outlet (NASDAQ: GO), is a member of the Board of Directors of the University of Michigan Alumni Association and formerly served as a director of Bob Evans Farms, Inc. (NASDAQ: BOBE) until its sale in January 2018. She was named to the 2020 National Association of Corporate Directors Directorship 100™, which honors the most influential boardroom leaders each year. Ms. Haben received an M.B.A. from the University of Michigan Ross School of Business.

Qualifications

•
Substantial governance expertise with deep corporate and board experience
•
Proven track record in delivering value to shareholders and consumers through brand building, innovation and implementation of business strategies in various markets and media platforms
•
Valuable marketing perspective as the Company continues to focus on ways to engage with current and future residents

Ann C. Hoff Independent Age 59 Trustee since 2024 Committees • Audit • Compensation

Ann C. Hoff served as President and Chief Operating Officer of Bellagio and Park MGM at MGM Resorts International (NYSE: MGM), a global gaming and entertainment company, from December 2020 until her retirement in June 2025, where she oversaw all aspects of operations for two casino resort destinations. From April 2020 to December 2020, she served as Chief Marketing Officer at MGM, where she was responsible for overseeing the company's brand, public relations, creative, sales, guest experience and direct marketing efforts. From March 2019 to April 2020, Ms. Hoff served as President and Chief Operating Officer of Portfolio Properties at MGM, where she led strategic direction and managed the Presidents/COOs of The Mirage, New York-New York, Luxor, Excalibur, as well as the Retail and Hotel Centers of Excellence for the entire enterprise, and held various operating and marketing positions at MGM since she joined the organization in 1990. She is involved in numerous professional and charitable organizations, currently serving on the Board of Trustees at Southern Hills Hospital and as an advisor to the University of Nevada, Las Vegas ("UNLV") William F. Harrah College of Hospitality. Ms. Hoff received a B.S. in Hotel and Restaurant Management from UNLV.

Qualifications

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Extensive management and operational experience in hospitality and customer service
•
Valuable insight into brand management and exceeding consumer expectations
•
Substantial executive and leadership experience as a result of her roles as President and COO at large organizations

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Governance of the Company

Tahsinul Zia Huque Independent Age 58 Trustee since 2019 Committees • Compensation • Governance

Tahsinul Zia Huque served as the President and Chief Executive Officer of Deutsche Bank Securities Inc., the U.S. Broker Dealer of Deutsche Bank, from May 2018 until his departure from Wall Street in mid-2019. At Deutsche Bank, Mr. Huque was Head of Equities, Fixed Income & Currencies for the Americas from February 2016 until May 2018 and Global Co-Chief Operating Officer of Corporate Banking and Securities from March 2012 until February 2016. During Mr. Huque’s 30-year finance career on Wall Street, he held multiple executive positions in the United States and abroad while leading investment banking and sales and trading functions spanning many industries, products and clients. Also during his career, he was closely involved in creating the structure for public REITs to access the unsecured debt market. Mr. Huque received his B.A. in Economics and in Political Science from Williams College. He is currently a private investor and served as a director of Energy Vault (NYSE: NRGV) until March 2024. He also is a general partner of Prime Movers Lab, a venture capital fund focused on scientific and engineering innovations in technology, and serves on various private company boards in connection therewith.

Qualifications

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Proven leader of large, complex, high performing and competitive organizations
•
Extensive global finance and innovation experience at an executive leadership position across multiple markets, clients, products, technologies and risk parameters
•
Deep technical regulatory experience as CEO or COO of international investment banking organizations with multijurisdictional regulatory requirements

Nina P. Jones Independent Age 46 Trustee since 2024 Committees • Governance (Chair) • Audit

Nina P. Jones has over 15 years of real estate investing experience at T. Rowe Price, a global investment manager with over $1 trillion in assets under management. She most recently served as Vice President, Portfolio Manager, of the T. Rowe Price U.S. Real Estate Equity Strategy until her retirement in December 2023. Ms. Jones also served as global team leader for real estate at T. Rowe Price, including as portfolio manager of the Global Real Estate Equity Strategy. She was an Investment Advisory Committee member of the Mid-Cap Value, Institutional Large-Cap Value, Global Growth, Global Stock and Financial Services strategies. Prior to T. Rowe, Ms. Jones worked as a Senior Associate in Audit and Risk Advisory for KPMG, earning the CPA designation. She currently serves as a director of Simon Property Group (NYSE: SPG), an owner of shopping, dining, entertainment and mixed-use destinations, and as a trustee of Pebblebrook Hotel Trust (NYSE: PEB), an owner of urban and resort lifestyle hotels. Ms. Jones received a B.S. in Accounting and Finance from the University of Maryland and an M.B.A. from the Columbia University Graduate School of Business.

Qualifications

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Extensive experience analyzing and investing in real estate companies
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Deep engagement with management and boards regarding industry and company-specific risks, proxy voting and corporate responsibility concerns
•
Audit committee financial expert, based on accounting and finance background

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Governance of the Company

Mark S. Shapiro Independent Age 56 Trustee since 2010 Committees • Compensation • Governance

Mark S. Shapiro has served as President and Managing Partner of WME Group, a global talent and media agency, since March 2025 and served as President (since December 2018) and Chief Operating Officer (since April 2023) of Endeavor, its predecessor. Prior to joining Endeavor's IMG subsidiary in 2014, he held various executive positions, including Chief Executive Officer, at Dick Clark Productions, an independent producer of television programming, from May 2010 to September 2014. Mr. Shapiro was the Chief Executive Officer and a director of Six Flags, Inc., the world’s largest regional theme park company, from December 2005 through May 2010. Prior to joining Six Flags, Inc., Mr. Shapiro spent 12 years at ESPN, Inc., where he ultimately served as Executive Vice President, Programming and Production and had significant responsibility in building the strength of the network’s brand which garnered numerous Emmy and Peabody awards. Mr. Shapiro has also served as President, Chief Operating Officer and a director of TKO Group Holdings, Inc. (NYSE: TKO), a premium sports and entertainment company which operates leading premium sports and entertainment brands and is majority owned by Endeavor, since September 2023. He serves as Chairman of the Board of Captivate Network, a private company. Additionally, Mr. Shapiro serves on the Board of Directors of The Shaquille O'Neal Foundation and MARI, a global events and experiences company. He was a director of the Tribune Company, Frontier Communications Corporation (NASDAQ: FTR) until May 2019, Papa John’s International, Inc. (NASDAQ: PZZA) until April 2019, Live Nation Entertainment, Inc. (NYSE: LYV) until June 2021 and Bright Lights Acquisition Corp. (NASDAQ: BLTS) until December 2022.

Qualifications

•
Business and governance acumen as a CEO, president and board member of large and complex organizations
•
Provider of unique and critical insights and innovation in media, technology, public relations, marketing, consumer and branding strategies
•
Insights into organizational transformation to deal with diverse economic and market-based challenges

Stephen E. Sterrett Lead Trustee Independent Age 70 Trustee since 2015 Committees • Audit • Compensation

Stephen E. Sterrett, our Lead Trustee since 2020, served as the Senior Executive Vice President and Chief Financial Officer of Simon Property Group, Inc. (NYSE: SPG), an owner of shopping, dining, entertainment and mixed-use destinations, until his retirement in December 2014. He spent more than 26 years in various positions at Simon and its predecessor companies and had served as the company’s Chief Financial Officer since 2000. Prior to joining Simon, Mr. Sterrett was a Senior Manager at the international firm of Price Waterhouse. Mr. Sterrett serves as deputy chairman of Amcor plc ("Amcor") (NYSE: AMCR, ASX: AMC). He was a director of Realty Income Corporation (NYSE: O) until May 2019 and chairman of Berry Global Group, Inc. (NYSE: BERY) until its merger with Amcor in April 2025. Mr. Sterrett also serves on the Board of Trustees of Butler University and of the FirstTee, a youth development organization. Mr. Sterrett received an M.B.A. from Indiana University.

Qualifications

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Extraordinarily equipped with wide-ranging knowledge in real estate and public company matters
•
Executive leadership experience and expertise in financial, risk assessment, operational, governance and strategic issues facing large real estate companies
•
Audit committee financial expert, based on prior experience as a CFO

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Governance of the Company

Incumbent Trustee Retiring

Linda Walker Bynoe Independent Age 73 Trustee since 2009 Committees • Audit • Governance

Linda Walker Bynoe has been President and Chief Executive Officer of Telemat Limited LLC (formerly, Telemat Ltd.), a management consulting firm, since 1995 and served as its Chief Operating Officer from 1989 through 1994. Ms. Bynoe served as a Vice President – Capital Markets for Morgan Stanley from 1985 to 1989, joining the firm in 1978. Ms. Bynoe serves as a director of PGIM Funds (formerly, Prudential Retail Mutual Funds). She served as a director of Simon Property Group, Inc. (NYSE: SPG) until May 2012, Anixter International, Inc. (NYSE: AXE) until its sale to WESCO International, Inc. in June 2020 and Northern Trust Corporation (NASDAQ: NTRS) until April 2025. Ms. Bynoe received an M.B.A. from Harvard Business School.

Qualifications

•
Extensive business and governance experience as a director of financial services, real estate and other complex companies
•
Diverse consulting and investment experience in various industries
•
Audit committee financial expert, based on her expertise in accounting and financial risk management, as well as experience on other public company audit committees

Biographical Information of Executives

Set forth below are biographies of each of our executives as of April 1, 2026. See “Biographical Information and Qualifications of Trustees” above for the biography of the Company’s Chief Executive Officer, Mark J. Parrell.

Barry S. Altshuler, 67, has been Executive Vice President of the Company since February 2015. Mr. Altshuler served as the Company’s Senior Vice President – Investments from January 2007 to January 2015, as Vice President of Acquisitions from April 2002 to December 2006 and as Vice President of Asset Management from January 1998 to March 2002. Mr. Altshuler serves on the Executive Committee of the Real Estate Board of New York and the University of Florida Real Estate Advisory Board and is a member of NMHC and Urban Land Institute. Mr. Altshuler served as President of the California Apartment Association from January 2019 to January 2022.

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Governance of the Company

Catherine M. Carraway, 65, has been Executive Vice President and Chief Human Resources Officer of the Company since April 2021. Ms. Carraway served as Executive Vice President – Human Resources of the Company from January 2021 to March 2021 and Senior Vice President – Human Resources from January 2015 to January 2021 and has held various positions within the Company’s human resources department since March 2001. Ms. Carraway serves as Vice President of the Board of Directors of Connections for Abused Women and their Children.

Scott J. Fenster, 50, has been Executive Vice President, General Counsel and Corporate Secretary of the Company since January 2018. Mr. Fenster served as the Company’s Senior Vice President – Legal from January 2013 until December 2017 and has held various positions within the Company’s legal department since September 2003. Mr. Fenster is a member of the Nareit Corporate Governance Council and received a J.D. from the University of Michigan Law School.

Robert A. Garechana, 47, has been Executive Vice President and Chief Investment Officer of the Company since August 2025. Mr. Garechana served as Executive Vice President and Chief Financial Officer of the Company from September 2018 to August 2025, as Senior Vice President of the Company from December 2012 to September 2018 and as Treasurer of the Company from January 2008 to September 2018 and held various positions within the Company’s finance group since November 2004. Mr. Garechana serves on the Board of Directors of Upwardly Global, a non-profit organization where he serves on the Operating Committee as Treasurer. Mr. Garechana received a B.B.A. from The University of Texas at Austin.

Michael L. Manelis, 57, has been Executive Vice President and Chief Operating Officer of the Company since July 2018. Mr. Manelis served as Executive Vice President – Property Operations of the Company from January 2017 to June 2018, as Senior Vice President of Operations and Information Technology from May 2012 to December 2016 and as Senior Vice President – Property Operations from August 2005 to May 2012 and has held various positions within the Company’s operations group since 1999.

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Governance of the Company

Bret D. McLeod, 43, has been Executive Vice President and Chief Financial Officer of the Company since August 2025 and served as Executive Vice President – Finance of the Company from July 2025 to August 2025. Mr. McLeod served as Executive Vice President and Chief Financial Officer of Great Wolf Resorts, a family waterpark and entertainment company, from February 2024 to July 2025, where he was responsible for a wide range of activities, including financial reporting, treasury, capital markets, tax, procurement, risk, financial planning and analysis and strategy. Mr. McLeod served as Chief Financial Officer of Citycon (OMXH: CTY1S.HE), an owner of grocery-anchored shopping centers in Nordic countries, from August 2021 to January 2024. He was Co-Founder, Managing Partner and Chief Financial Officer of Lakewood Hotel Group, an investment firm that made hotel investments on behalf of institutional investment partners, from January 2019 to July 2021. Prior to forming Lakewood, Mr. McLeod spent nearly 15 years at Host Hotels & Resorts (NYSE: HST), a lodging REIT, where he last served as Senior Vice President, Treasurer, Head of Strategy and Investor Relations. Mr. McLeod received a B.S. in Business Administration from Georgetown University and an M.B.A. from Northwestern University’s Kellogg School of Management.

Retired Executives

Alexander Brackenridge, 62, was Executive Vice President and Chief Investment Officer of the Company from September 2020 to August 2025 and Executive Vice President – Investments from August 2025 until his retirement in January 2026. Mr. Brackenridge served as Executive Vice President – Investments of the Company from February 2015 until August 2020 and as Senior Vice President – Investments from May 2002 to January 2015 and held various investments and asset management positions within the Company since 1993. Mr. Brackenridge received an M.B.A. from Yale University.

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Common Share Ownership of Trustees and Executives

The following table sets forth information, as of March 31, 2026, with respect to the beneficial ownership of the Company’s common shares by each trustee, its named executive officers (“NEOs”), and the trustees and all executives as a group. Unless otherwise indicated, each person has sole voting and investment power over the common share equivalents listed. On March 31, 2026, a total of 383,418,489 common share equivalents (comprised of common shares, OP Units and restricted units) were outstanding. (1)(2)

	Common Share Equivalents (1)	Options Exercisable in 60 Days	Percent of Common Shares (1)	Percent of Common Share Equivalents (1)(2)

David J. Neithercut	784,826	1,460,869	*	*
Mark J. Parrell	627,460	381,593	*	*
Angela M. Aman	16,295	—	*	*
Linda Walker Bynoe	50,277	—	*	*
Chris Carr	2,971	—	*	*
Mary Kay Haben	33,833	8,064	*	*
Ann C. Hoff	7,017	—	*	*
Tahsinul Zia Huque	18,688	—	*	*
Nina P. Jones	7,001	—	*	*
Mark S. Shapiro	41,884	—	*	*
Stephen E. Sterrett	45,402	—	*	*
Alexander Brackenridge	130,125	15,516	*	*
Scott J. Fenster	106,858	79,975	*	*
Robert A. Garechana	150,099	101,794	*	*
Michael L. Manelis	155,073	196,327	*	*
Bret D. McLeod	26,404	—	*	*
Trustees and Executives as a Group (18 persons)	2,367,159	2,310,575	1.2%	1.2%

* Less than 1%.

(1)
Excludes the LTI Awards (defined below) granted in January 2024, January 2025 and January 2026 under the Company’s Long-Term Incentive Plans which remain subject to earn out at the end of their respective three-year performance periods, as further described in the “Compensation Discussion and Analysis” section below.
(2)
The Company has adopted a policy prohibiting the pledging of Company securities by trustees and executives. Accordingly, the total number of common shares and OP Units pledged as security for loans by our trustees and executives as of March 31, 2026 is zero.

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Common Share Ownership Of Principal Shareholders

This table sets forth information with respect to persons who are known to beneficially own more than 5% of the Company’s outstanding common shares as of March 31, 2026, except as otherwise indicated below.

Name and Address of Owner	Common Shares (1)	Percent of Common Shares (2)

The Vanguard Group (3)	—	0.0%
100 Vanguard Blvd.
Malvern, PA 19355

BlackRock, Inc. (4)	38,248,098	10.2%
50 Hudson Yards
New York, NY 10001

Norges Bank (The Central Bank of Norway) (5)	35,045,588	9.4%
Bankplassen 2
PO Box 1179 Sentrum
NO 0107 Oslo
Norway

State Street Corporation (6)	25,229,550	6.7%
State Street Financial Center
1 Congress Street, Suite 1
Boston, MA 02114

T. Rowe Price Associates, Inc. (7)	18,897,902	5.0%
1307 Point Street
Baltimore, MD 21231

(1)
Number of shares owned by the shareholder as reported in its most recent Schedule 13G filing.
(2)
Percent calculated based on the number of shares owned by the shareholder as reported in its most recent Schedule 13G filing and the number of common shares of the Company outstanding on March 31, 2026, which was 374,674,719 common shares.
(3)
Based solely on information provided in a Schedule 13G/A filed by The Vanguard Group, Inc. ("Vanguard") on March 26, 2026, Vanguard reported beneficial ownership of 0 shares (0%) as of March 13, 2026. According to the filing, the reduction in reported beneficial ownership reflects an internal realignment of certain subsidiaries or business divisions of subsidiaries of Vanguard that formerly had, or were deemed to have, beneficial ownership with Vanguard, which will report beneficial ownership separately (on a disaggregated basis) from Vanguard. In a Schedule 13G/A previously filed by Vanguard on February 13, 2024, Vanguard reported beneficial ownership of 56,940,042 shares (15.0%) as of December 29, 2023, with shared power to vote 763,212 shares, sole power to dispose of 55,119,868 shares and shared power to dispose of 1,820,174 shares.
(4)
The Schedule 13G/A filed by BlackRock, Inc. on behalf of itself and its subsidiaries and affiliates on November 6, 2025 states that as of October 31, 2025, it has sole power to vote 35,198,035 shares and sole power to dispose of 38,248,098 shares.
(5)
The Schedule 13G/A filed by Norges Bank (The Central Bank of Norway) on February 13, 2024 states that as of December 31, 2023, it has sole power to vote and dispose of 35,045,588 shares.
(6)
The Schedule 13G/A filed by State Street Corporation on behalf of itself and its subsidiaries on January 30, 2024 states that as of December 31, 2023, it has shared power to vote 15,352,503 shares and shared power to dispose of 25,179,988 shares.
(7)
The Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“Price Associates”) on February 17, 2026 states that as of December 31, 2025, it has sole power to vote 18,752,960 shares and sole power to dispose of 18,897,519 shares. Per Price Associates, these securities are owned by various individual and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation philosophy, objectives and components, the compensation decisions made under those components, and the performance metrics and other relevant factors the Compensation Committee used in making those decisions.

We believe our shareholders’ overwhelming support for the Company’s compensation program reflects the strong alignment between executive pay and performance. Since our current compensation structure was put in place in 2015 following significant shareholder outreach, our shareholders have approved it annually by an average of 92% of the votes cast. At our 2025 Annual Meeting of Shareholders, our 2024 Executive Compensation Program was approved by approximately 89% of the votes cast on the matter.

The Company’s 2025 Executive Compensation Program, which applied to Mr. Parrell and his direct reports, is based on a strong performance-oriented compensation philosophy to align executive and shareholder interests and is designed to attract, retain and motivate talented executives.

What We Do

✓ Do engage an independent compensation consultant to advise the Compensation Committee, which is comprised solely of independent trustees

✓ Do have a strong pay for performance compensation philosophy with approximately 92% of Chief Executive Officer pay and an average of 84% of other NEO pay(1) tied solely to performance

✓ Do require our Annual Incentive Plan to be primarily subject to objective performance metrics that align with the Company’s business strategy and the long-term interests of our shareholders

✓ Do enhance executive retention with time-based, multi-year vesting schedules for equity incentive awards

✓ Do align the long-term interests of our executives with those of our shareholders by awarding a significant percentage of compensation in the form of Long-Term Incentive Plan Awards, which are subject to quantitative performance metrics with three-year forward-looking performance periods

✓ Do have meaningful share ownership guidelines for our executives and trustees

✓ Do have a clawback policy for incentive-based executive compensation

✓ Do have double-trigger vesting provisions in the event of a change in control under the Share Incentive Plan

What We Don’t Do

X No employment agreements with any of our executives

X No compensation incentives that encourage excessive risk taking

X No repricing of Option Awards allowed

X No hedging of Company shares allowed

X No pledging of Company shares allowed by executives or trustees

X No excise tax gross-ups in any new change in control agreements

X No excessive perks to our executives

(1) Excludes Mr. McLeod, who was not appointed Chief Financial Officer until August 7, 2025, and therefore was not a participant in the 2025 LTI Plan (defined below).

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Compensation Discussion and Analysis

Executive Compensation Program

The Company’s Executive Compensation Program consists of three components: Annual Salary, Annual Incentive Plan and Long-Term Incentive Plan.

Annual Salary

For 2025, annual salaries of executives, the first component of the program, were set at levels competitive with other large companies engaged in the real estate industry with which the Company competes for executive talent. As it does annually, the Compensation Committee reviewed base salaries for the executives to determine whether any adjustments were necessary to reflect market conditions or changes in responsibilities.

Annual Incentive Plan

The second component of the program in 2025 was an Annual Incentive Plan, which allowed the executive to earn from 0% to 200% of target annual incentive by performance against pre-defined and pre-weighted annual goals (75% of which were objective measurable metrics for Mr. Parrell and 65% of which were objective measurable metrics for the other executives) established by the Compensation Committee. The goals were comprised of Corporate Goals, which were shared by all executives, and business unit goals (“Business Unit Goals”) for all executives other than Mr. Parrell, which were unique to each executive. These goals were pre-established, with all Corporate Goals and many Business Unit Goals measured objectively. In determining where to set Threshold, Target and Maximum performance levels for each Corporate Goal, the Compensation Committee set the Maximum levels to require higher performance relative to Target compared to the difference in performance between Target and Threshold. In other words, the Maximum level is a stretch goal, which is harder to achieve on a relative basis.

Individual Goals for each executive were pre-established by Mr. Parrell and approved by the Compensation Committee. Individual Goals were assessed subjectively and were intended to move the Company and/or business unit forward in terms of organizational structure, improve on such practices as enterprise-wide innovative thinking and the advancement of technology, data and analytics in the business, provide for appropriate leadership and succession management or otherwise address developmental needs of individuals or groups within the organization.

The Annual Incentive Plan rewarded achievement of these goals based on the Compensation Committee’s quantitative and qualitative assessment of the executives’ contributions to that performance. Performance against each goal was assessed against Threshold, Target and Maximum performance levels, equating to payouts at 50%, 100% and 200%, respectively, and each goal was assigned a weighting relative to the other annual goals. Results between Threshold and Target or between Target and Maximum were based on interpolation. Performance below Threshold would have earned 0%, and performance that exceeded the Maximum would be capped at the Maximum level. The total annual incentive earned by an executive was the sum of the weighted annual incentive amounts earned with respect to each goal.

To further encourage executive retention and align the interests of our executives with our shareholders, more than half of the annual incentive earned (with the exception of Mr. McLeod) was paid in “Performance Equity Grants” comprised of Share Awards and/or Option Awards. These Share Awards cliff vest, in full, on the three-year anniversary of the grant date, and Option Awards vest ratably over three years, all subject to continuous employment and retirement provisions.

The remaining portion of the annual incentive earned was paid in cash (the “Performance Bonus”) and/or, at the executive’s option, in the form of immediately vested restricted units or Option Awards.

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Compensation Discussion and Analysis

CEO Performance Goals	Other NEOs' Performance Goals

2025 Annual Incentive Plan Performance Goals
	CEO	Other NEOs

Corporate Goals
Annual Growth in Same Store Net Operating Income	25%	20%
Normalized Funds from Operations per Share	25%	20%
Corporate Responsibility	15%	15%
Normalized G&A and Property Management Costs	10%	10%
Business Unit Goals	0%	25%
Individual Goals	25%	10%
Total:	100%	100%

Long-Term Incentive Plan

The third component of the program in 2025 was the Long-Term Incentive Plan (“LTI Plan”), which allows the executive to earn from 0% to 200% of a target number of Share Awards, as determined by the Company’s relative Total Shareholder Return (“TSR”) and achievement of Net Debt to Normalized EBITDAre (defined below) and Normalized Funds From Operations (“Normalized FFO”) per share over a forward-looking three-year performance period compared to pre-established quantitative performance metrics. The LTI Plan aligns the interests of our executives directly with the interests of our shareholders. We refer to such awards subject to settlement under the LTI Plan as “LTI Awards.” LTI Awards cliff vest, in full, following the three-year anniversary of the grant date, after determination of performance by the Compensation Committee and subject to continuous employment and retirement provisions. The LTI Awards were granted to executives in January 2025, at the target dollar amounts

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Compensation Discussion and Analysis

shown on page 36, covering the three-year performance period from January 1, 2025 through December 31, 2027, with the following pre-established quantitative performance metrics and potential payout levels:

Performance Level (1)

% of Award	Metric	Threshold	Target	Maximum

35.0%	Performance of Company relative to weighted average TSR of companies in the FTSE Nareit Equity Apartments Index (“Nareit Apartment Index”) (2)	(400) bps	0 bps	400 bps

20.0%	Performance of Company relative to weighted average TSR of companies in the FTSE Nareit Equity REIT Index (“Nareit Equity Index”) (2)	(500) bps	0 bps	500 bps

22.5%	Net Debt to Normalized EBITDAre (3)	6.00x	5.50x to 4.00x	3.00x
22.5%	Normalized FFO per share (4)	$3.90	$3.94-$3.96	$4.04

(1)
Performance results with respect to each metric at Threshold, Target and Maximum equate to payouts of 50%, 100% and 200%, respectively. Results between Threshold and Target or between Target and Maximum are based on interpolation. Performance below Threshold earns 0% and above Maximum is capped at the Maximum level.
(2)
TSR performance relative to the companies that comprise the Nareit Apartment Index and Nareit Equity Index is measured using the weighted index basis points approach, which measures Company performance using the number of basis points above or below the weighted average of the respective index. The Company's TSR represents the compounded annual return of an investment in common shares of the Company over the performance period, with the beginning share price being the average of the last 20 trading days prior to the beginning of the performance period and the ending share price being the average of the last 20 trading days of the performance period. The TSR of each of the companies comprising the Nareit Apartment Index and Nareit Equity Index over the performance period is calculated generally using the same methodology as that used for the calculation of the Company’s TSR.
(3)
Generally, Threshold performance on the Net Debt to Normalized EBITDAre metric will not be less than the highest end of the range set forth in the Company’s most recent leverage policy approved by the Board. “Net Debt” means the Company’s total debt less cash and cash equivalents and mortgage principal reserves/sinking funds as calculated in the Company’s quarterly earnings release. “Normalized EBITDAre” means the Company’s “Normalized Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate” as defined in the Company’s most recent quarterly earnings release at any given time. The achievement of this metric will be determined on a quarterly basis, and the average of the twelve quarters of each computation in the Company’s quarterly earnings releases will be used in the final determination of the LTI Award.
(4)
No later than March 31 of each calendar year in the performance period, the Compensation Committee will establish the Threshold, Target and Maximum performance level metrics for such calendar year. The Threshold, Target and Maximum Normalized FFO per share performance level metrics for 2025 were established by the Compensation Committee in March 2025. The midpoint of the Target range was equal to the midpoint of the Company’s range for Normalized FFO per share expectations for the year, as announced on February 3, 2025 as part of the Company’s public earnings release. See page 40 for more information on Normalized FFO per share and its significance to the Company. The achievement of this metric will be determined on an annual basis and the average of the three years will be used in the final determination of the LTI Award.

The Compensation Committee, as promptly as practicable following the conclusion of the performance period, shall determine the resulting settlement, if any, of LTI Awards compared against the performance metrics established for the period.

Executives participating in the LTI Plan elect prior to the start of the performance period to settle the LTI Award in restricted shares and/or restricted units. With respect to an award that will be settled in the form of restricted shares, the Company does not pay the grantee any dividends on such shares during the performance period. Once the number of restricted shares to be issued, if any, has been determined, the Company will make a cash payment to the grantee in an amount equal to all dividends that would have been paid on those restricted shares had they been outstanding and entitled to dividends during the performance period.

For income tax reasons, grantees of awards that will be settled in the form of restricted units: (i) will be issued restricted units at the time of grant at the maximum amount but such units will be subject to forfeiture (other than the hereinafter described partial distributions paid thereon, which are not subject to forfeiture) at the end of the performance period depending on actual performance and (ii) will be paid a distribution in the amount of 10% of any distributions paid on OP Units during the performance period. Once the final resulting number of restricted

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Compensation Discussion and Analysis

units, if any, has been determined, the Operating Partnership will make a cash payment to the grantee in an amount equal to all distributions that would have been paid on those restricted units had they been outstanding and entitled to distributions during the performance period, less any previously paid partial distributions.

Compensation Risks

The Compensation Committee reviewed the elements of the Company’s compensation to determine whether they encourage excessive risk taking and concluded that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks, and that any risks arising from the Company’s compensation policies are not reasonably likely to have a material adverse effect on the Company.

New in 2026

In its annual review of the Executive Compensation Program, the Compensation Committee considered, among other things, the continued appropriateness of the metrics utilized in the LTI Plan to assess long-term performance. It was noted that while the Company’s TSR performance in relation to peers has been competitive in recent three-year performance periods, absolute TSR for the apartment REIT sector has been challenged due to general market conditions. In consultation with the Company’s independent compensation consultant and in response to feedback from investors, the Compensation Committee determined that the LTI Plan continues to generally align the interests of our executives with those of our shareholders by including TSR-related metrics that measure performance against peers, yet are also representative of market trends as well as metrics that directly represent Company performance. The Compensation Committee further determined, however, that a TSR performance modification metric (“Negative TSR Modifier”) should be added to the 2026 LTI Plan in order to even more closely align our executives’ pay for performance structure with absolute shareholder outcomes.

Specifically, in the 2026 LTI Plan, the relative TSR metrics will continue to represent 55% of the potential award under the LTI Plan and will continue to be earned based on the Company’s three-year TSR performance compared to the Nareit Apartment Index and Nareit Equity Index. The new Negative TSR Modifier, however, limits performance on the relative TSR metrics to “target” (i.e., 100%) if the Company’s TSR is negative over the course of the three-year performance period.

Also during its review of the Executive Compensation Program, the Compensation Committee determined that the Annual Incentive Plan should be updated in 2026 to further emphasize performance on Normalized FFO growth, a core financial metric of significant importance to shareholders. Recognizing that overhead expense is already included in the calculation of Normalized FFO, the Compensation Committee further determined that the Normalized G&A and Property Management Costs Corporate Goal could be removed from the Annual Incentive Plan without eliminating incentives for executives to manage costs responsibly. Accordingly, in 2026, the Normalized FFO per share Corporate Goal will contribute 35% (up from 25%) of the CEO's and 30% (up from 20%) of the other NEOs' performance under the Annual Incentive Plan. This shift further strengthens alignment between executive compensation and shareholders' interests.

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Compensation Discussion and Analysis

2025 Performance and Compensation

Target Compensation

The following table shows 2025 target compensation for our NEOs, broken out into the three components of the program as described in the preceding pages. In 2025, target compensation for our NEOs was established at levels that are positioned around the median of peer total compensation levels.

		Annual Incentive Plan		LTI Plan

	Annual Salary	Performance Bonus (1)	Performance Equity Grants (1)(2)	LTI Awards (1)(3)	Total Target Compensation

M. Parrell	$900,000	$2,025,000	$2,250,000	$6,525,000	$11,700,000
B. McLeod (4)	550,000	687,500	368,425	0	1,605,925
R. Garechana	625,000	937,500	1,187,500	1,562,500	4,312,500
M. Manelis	675,000	1,012,500	1,350,000	1,687,500	4,725,000
A. Brackenridge	625,000	937,500	1,187,500	1,375,000	4,125,000
S. Fenster	550,000	660,000	687,500	715,000	2,612,500

(1)
Amounts shown reflect a hypothetical 100% payout resulting from achieving “target” performance. Actual payouts will be in a range of 0% to 200% of these amounts, as determined by actual performance results.
(2)
Performance Equity Grants are performance-based annual incentive grants consisting of Share Awards and/or Option Awards.
(3)
LTI Awards covering the three-year performance period from January 1, 2025 to December 31, 2027, subject to settlement at the end of the three-year period. For an example of how the settlement will be calculated, see “Final Results of the 2023-2025 LTI Plan – Alignment of Pay and Performance” beginning on page 47.
(4)
Mr. McLeod was not appointed Chief Financial Officer until August 7, 2025, and therefore was not a participant in the 2025 LTI Plan. Mr. McLeod's Performance Equity Grant was pro rated for his service in 2025, which began on July 22, 2025.

Note that the Compensation Committee has also determined that 2026 salaries for most of our NEOs will be the same as established for 2025.

Pay Mix

The Compensation Committee believes that as the responsibilities of our executives increase, the proportion of their total compensation that is at risk and dependent on performance should also increase. Accordingly, a significant portion of our executives’ total target compensation was outside of base salary and therefore determined on the basis of performance: approximately 92% for Mr. Parrell and an average of 84% for the other NEOs (excluding Mr. McLeod). Furthermore, approximately 56% of Mr. Parrell’s target compensation and an average of 34% of the target compensation of the other NEOs (excluding Mr. McLeod) was comprised of LTI

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Compensation Discussion and Analysis

Awards and totally dependent on the Company’s relative TSR, Net Debt to Normalized EBITDAre and Normalized FFO per share over a forward-looking three-year performance period.

2025 TARGET COMPENSATION MIX

AVERAGE 2025 TARGET COMPENSATION MIX(1)

(1) Excludes Mr. McLeod, who was not appointed Chief Financial Officer until August 7, 2025, and therefore was not a participant in the 2025 LTI Plan.

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Compensation Discussion and Analysis

Company Highlights

Efficient navigation of the investments markets, including the disposition of ~$1.1B of apartment properties that funded the acquisition of ~$636.8M of apartment properties and the opportunistic repurchase of approximately $300.0 million of the Company's shares

2.6% increase in dividend rate year-over-year	40.2% 2025 same store Turnover, the lowest in the Company's history	Included in both the Dow Jones Best-in-Class World and North America Indices, the first residential REIT to receive this distinction

Driven by our corporate purpose of “Creating communities where people thrive,” in 2025 we continued our long track record of creating value through sound capital allocation, focused and proactive revenue generation and expense management while maintaining a conservative balance sheet and taking corporate responsibility into account. In doing so, we:(1)

•
Increased our dividend by 2.6% in March 2025, reflecting the strength of the Company's business.
•
Efficiently navigated the investment markets, including the disposition of approximately $1.1 billion of older or lower returning apartment properties at a weighted average Disposition Yield of 5.4% that funded the acquisition of approximately $636.8 million of apartment properties located in the Company's Expansion Markets at a weighted average Acquisition Cap Rate of 5.1% and a discount to replacement cost, furthering the Company's diversification goals with minimal earnings dilution.
•
Executed an accretive capital allocation strategy while maintaining the Company's liquidity, scale and balance sheet strength by using net disposition proceeds to acquire approximately 4.8 million of our common shares, which constituted over 1% of our outstanding shares just prior to beginning repurchases in August 2025, at a weighted average purchase price of $62.03 per share, which the Company believes is a substantial discount to the Company's NAV, for an aggregate purchased amount of approximately $300.0 million in 2025 and just subsequent to the end of 2025.
•
Produced EPS of $2.94, FFO of $3.94 per share and Normalized FFO of $3.99 per share for the full year of 2025, representing 8.1%, 4.8% and 2.6% year-over-year growth, respectively.
•
Increased same store revenue and Same Store NOI by 2.6% and 2.2%, respectively, for the full year of 2025, which, together with Normalized FFO growth, represents top-quartile performance amongst the Company's apartment peers on a December 2025 year-to-date basis.
•
Reported a modest 3.7% increase in same store operating expenses for the full year of 2025, reflecting the Company's continued success in managing controllable expenses as well as limited real estate tax growth.
•
Reported same store Turnover of 40.2% for the full year of 2025, the lowest in the Company's history, which the Company believes demonstrates the depth of demand from its residents and how much they enjoy living in the Company's communities.
•
Substantially completed construction on three projects, totaling approximately $439.0 million of development costs, which the Company expects to yield a weighted average stabilized capitalization rate of approximately 5.9% and estimates are currently valued approximately 10% above development costs.

(1) See the Supplemental Appendix beginning on page 85 for definitions of capitalized terms and additional details, including reconciliations of EPS to FFO per share and Normalized FFO per share.

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Compensation Discussion and Analysis

•
Invested approximately $277.5 million in Capital Expenditures to Real Estate for Residential Same Store Properties in 2025, approximately 39% of which was NOI-Enhancing and represented Renovation Expenditures for 2,732 same store apartment units in addition to sustainability, property-level technology and ADU spend. The Company expects these NOI-Enhancing activities to generate high single to double digit returns on investment, depending on the nature of the activity.
•
Enhanced our balance sheet, liquidity and financial flexibility by entering into a new $2.5 billion unsecured revolving credit facility.
•
Issued $500.0 million in 7-year unsecured debt with a 4.95% coupon and an all-in effective yield of 5.23%.
•
With a 20.2% reduction in energy intensity across our operations, met our goal of a 20% reduction by 2030, several years ahead of schedule.
•
Earned membership in the S&P Global Sustainability Yearbook 2025, a distinction achieved by only 10% of Corporate Sustainability Assessment participants.
•
Were included in both the Dow Jones Best-in-Class World and North America Indices, the first residential REIT to receive this distinction and one of only four U.S. REITs to be included in both indices.
•
Were recognized by Newsweek as one of America’s Most Responsible Companies for the seventh consecutive year, a list of top performing companies in corporate social responsibility matters in the U.S.
•
Were named one of Sustainalytics’ Top-Rated ESG Companies for 2025, recognized as Regional Top Rated for 2025.

These highlights were some of the key drivers of performance against the Annual Incentive Plan metrics, as detailed below.

Annual Incentive Plan – Corporate Goal Results

Corporate Goal #1: Annual Growth in Same Store Net Operating Income

Threshold – 50% 1.40%	Target – 100% 2.00%-2.50%	Maximum – 200% 3.80%	2025 Results 2.20%	% of Target Achieved 100.00%

Why is this metric important?  The Company’s primary financial measure for evaluating the operating performance of its apartment properties is Net Operating Income ("NOI"), which represents rental income less direct property operating expenses (including real estate taxes and insurance). The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company’s apartment properties. Comparing NOI on a “same store” basis (i.e., looking at the exact same set of stabilized apartment properties over the periods being compared) helps investors compare the Company’s operating results to the marketplace.

Target:  The 2025 Target for Corporate Goal #1 was for the Company to achieve 2025-over-2024 Same Store NOI growth of 2.00%-2.50%. The Target represents a range around the midpoint of the Company’s range for Same Store NOI growth expectations for the year, as announced on February 3, 2025 as part of the Company’s public earnings release.

Performance:  Actual year-over-year Same Store NOI growth in 2025 was 2.20%, resulting in an achievement of 100.00% of Target. The Company's Same Store NOI growth was driven by disciplined revenue execution and continued expense management in a moderating but still robust supply environment, resulting in top-quartile performance amongst the Company's apartment peers. Results benefited from strong renewal capture supported by advanced data science and pricing analytics, record-low Turnover, improving delinquency trends, operating efficiencies generated through automation, centralized leasing and technology-enabled service tools, and contributions from strategic operating initiatives, including the rollout of bulk Wi-Fi connectivity.

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Compensation Discussion and Analysis

Corporate Goal #2: Normalized Funds from Operations per Share

Threshold – 50% $3.90	Target – 100% $3.94-$3.96	Maximum – 200% $4.04	2025 Results $3.99	% of Target Achieved 137.50%

Why is this metric important?  FFO is widely acknowledged by the REIT industry as being a helpful measure of the operating performance of a real estate company, because it excludes depreciation and gains or losses relating to sales of depreciated real estate. The Company uses “Normalized FFO,” which further excludes other items that by their nature are not comparable from period to period and tend to obscure actual operating results, as a method to compare the operating performance of the Company over a given time period to that of other companies and other time periods in a consistent manner.

Target:  The 2025 Target for Corporate Goal #2 was for the Company to achieve Normalized FFO of $3.94-$3.96 per share. The midpoint of the Target range was equal to the midpoint of the Company’s range for Normalized FFO per share expectations for the year, as announced on February 3, 2025 as part of the Company’s public earnings release.

Performance:  Actual Normalized FFO for 2025 was $3.99 per share, resulting in an achievement of 137.50% of Target. The Company’s generation of $3.99 in Normalized FFO per share outperformed the Target primarily as a result of outperformance on Lease-Up NOI (as defined in the Supplemental Appendix on page 85), lower than expected corporate overhead and the impact of share repurchase activity.

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Compensation Discussion and Analysis

Corporate Goal #3: Corporate Responsibility

Threshold – 50%	Target – 100%	Maximum – 200%	2025 Results	% of Target Achieved
7 points	10 points	14 points	11 points	125.00%

Why is this metric important?  Consistent with the Company’s purpose and commitment to corporate responsibility in all aspects of the Company’s business, this goal includes objective performance factors across the corporate responsibility spectrum.

Performance Levels:  The 2025 Target for Corporate Goal #3 was for the Company to achieve 10 points across five different objective, predetermined factors. Each factor comprising the categories of (i) sustainability; and (ii) inclusion, employee engagement and customer satisfaction (collectively, "engagement") was assigned a score of 1 (did not achieve target), 2 (achieved target) or 3 (exceeded target) and were added together to produce an overall score for Corporate Goal #3.

The sustainability component consisted of (i) exceeding the average of scores received by multifamily REIT peers on the S&P Global Corporate Sustainability Assessment ("CSA") and maintaining a CSA score eligible for inclusion on the Dow Jones Best-in-Class (formerly DJSI) World and North America Indices (i.e., a score of between 62 and 66 based on scores needed to qualify in 2024 for the Indices) or improving the Company's CSA score compared to 2024 (i.e., exceed a score of 70); and (ii) achieving same store reductions of 2% of energy intensity, 2% of Scope 1 and 2 greenhouse gas emissions intensity and 1% of water intensity compared to a 2024 baseline.

The engagement component consisted of (i) achieving a score on survey questions measuring employee perception of the Company’s commitment and accountability with respect to inclusion equal to the average of Perceptyx's, our survey vendor's, 2024 Overall Diversity, Equity, Inclusion and Belonging Index Benchmark of 77%; (ii) achieving a score on employee engagement through an annual third-party anonymous survey of our workforce equal to the average of Perceptyx's 2024 Overall Engagement Index Benchmark of 79.8%; and (iii) achieving an overall customer satisfaction rating of 4.1 on "Welcome Home" and check-up surveys completed by our residents.

Adjustments:  In March 2025, the Compensation Committee originally based part of the sustainability component on the Company retaining inclusion on at least one of the Dow Jones Best-in-Class World or North America Indices. During the course of the year, Dow Jones changed its timeline for index membership notifications to April 2026, which would occur after the determination of 2025 executive performance. Given that the CSA score is a key indicator for inclusion in the indices, the Compensation Committee revised the goal as described immediately above in Performance Levels.

Performance:  Actual scoring in 2025 was 11 points overall, resulting in an achievement of 125.00%. The sustainability component received a score of 3 points (1 below target) as a result of energy intensity, Scope 1 and 2 greenhouse gas emissions intensity and water intensity reductions being less than 2% or 1%, as applicable, from a 2024 baseline, although we did make progress toward our water intensity reduction goal and maintained a CSA score eligible for inclusion in the Dow Jones Best-in-Class World and North America Indices (based on 2024 scores).

The engagement component received a score of 8 points (2 above target) as a result of our inclusion score of 85%, placing us considerably above the average score of the Perceptyx 2024 Overall Diversity, Equity, Inclusion and Belonging Index Benchmark, our engagement score of 87%, placing us considerably above the average score of the Perceptyx 2024 Overall Engagement Index Benchmark, and our customer satisfaction rating being at target.

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Compensation Discussion and Analysis

Corporate Goal #4: Normalized G&A and Property Management Costs

Threshold – 50% $210.0M	Target – 100% $203.0M-$201.0M	Maximum – 200% $190.0M	2025 Results $196.8M	% of Target Achieved 138.18%

Why is this metric important?  The Company believes that looking at general and administrative (“G&A”) and property management costs enables investors to analyze the efficiency of the Company’s stewardship of its capital. This metric, which the Company normalizes to exclude certain non-comparable or duplicative charges (such as costs relating to accounting rule changes), includes the personnel and other overhead costs incurred by the Company to generally manage its operations, investments, finance and legal activities. The Company monitors this metric carefully as it is a measure of efficiency in managing its business.

Target:  The 2025 Target for Corporate Goal #4 was for the Company to limit its normalized G&A and property management costs to between $201.0 and $203.0 million.

Performance:  Actual G&A and property management costs totaled $196.8 million, resulting in an achievement of 138.18% of Target. Executive management's focused approach on overhead, including managing wage pressure at our corporate offices for our highly skilled professionals, along with continued efficiency and staffing optimization, resulted in overhead expense that was lower than original expectations. The Company continues to have one of the lowest overhead burdens as a percentage of revenue of its apartment peers.

Annual Incentive Plan – Performance of the Chief Executive Officer

To determine the amounts of Mr. Parrell’s 2025 Performance Bonus and Performance Equity Grant, the Compensation Committee calculated results on the Corporate Goals, as delineated above, and assigned a score to his Individual Goals. The independent trustees of the Board then approved such calculations, scores and overall compensation.

Mr. Parrell’s Individual Goals for 2025, which were assigned by the Compensation Committee, included capital allocation, innovation and technology initiatives, investor perception and understanding, advancement of the Company's corporate responsibility initiatives, succession planning across the organization, as well as impacting political and regulatory matters important to the Company.

In reviewing Mr. Parrell’s performance on his Individual Goals, the Compensation Committee noted the following accomplishments:

•
Efficiently navigating the investment markets, including the disposition of approximately $1.1 billion of older or lower returning apartment properties at a weighted average Disposition Yield of 5.4% that funded the acquisition of (i) approximately $636.8 million of apartment properties located in the Company's Expansion Markets at a weighted average Acquisition Cap Rate of 5.1% and a discount to replacement cost, furthering the Company's diversification goals with minimal earnings dilution; and (ii) approximately 4.8 million of the Company's common shares, which constituted over 1% of the Company's outstanding shares just prior to beginning repurchases in August 2025, at a weighted average purchase price of $62.03 per share, which the Company believes is a substantial discount to the Company's NAV, for an aggregate purchased amount of approximately $300.0 million in 2025 and just subsequent to the end of 2025, and executing an accretive capital allocation strategy while maintaining the Company's liquidity, scale and balance sheet strength;
•
Also as part of the Company's capital allocation strategy, efficiently executing the Company's spend on Capital Expenditures to Real Estate for Residential Same Store Properties, approximately 39% of which was NOI-Enhancing and which activities the Company expects to generate high single to double digit returns on investment, depending on the nature of the activity;

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Compensation Discussion and Analysis

•
The Company's 2.2% growth in Same Store NOI year-over-year, representing top-quartile performance amongst the Company's apartment peers and achieving the Company's original guidance, notwithstanding volatility in the greater economic climate and job market that created challenging conditions for guidance determination;
•
The Company's modest 3.7% increase in same store expenses for the full year of 2025, which reflects continued success in managing controllable expenses as well as limited real estate tax growth;
•
Strategic succession planning that led to seamless execution on several key leadership transitions in 2025, including the Chief Financial Officer and Chief Investment Officer roles;
•
Leading the advancement of the Company's innovation and technology capabilities through the promotion of additional data and analytics initiatives and continuing the cultivation of an innovative mindset at the Company;
•
Conducting the Company's first Investor Day in over a decade, at which nearly 200 investors and analysts participated in person or via webcast;
•
Achieving a score of 87% on employee engagement, the highest in the Company's history; and
•
Maintaining leadership positions on the Real Estate Roundtable, NMHC and Nareit Boards and effectively advocating with industry groups and policymakers on key political issues for the Company and the industry, such as the corporate SALT tax exemption and affordable housing and rent control measures.

As a result of the Company’s performance and Mr. Parrell’s contributions in 2025, he received a score of 122.60% of target on the Corporate Goals and a score of 90.00% of target on his Individual Goals, resulting in an overall weighted achievement of 114.45% of target on his Performance Bonus and his Performance Equity Grant.

Annual Incentive Plan – Performance of the Other NEOs

To determine the amounts of the Performance Bonus and Performance Equity Grant for the other NEOs, the Compensation Committee calculated results on the Corporate Goals, and Mr. Parrell, in consultation with the Compensation Committee, assessed each executive’s performance on his Business Unit Goals and Individual Goals for the year and then assigned scores to such goals.

Bret D. McLeod – Executive Vice President – Finance (July 22, 2025-August 7, 2025); Executive Vice President and Chief Financial Officer (August 7, 2025-present)

Mr. McLeod’s Business Unit Goals included innovation and technology initiatives, regulatory compliance, shareholder engagement, maintaining a capital structure that supports the Company's capital allocation strategy, financial analysis and accountable leadership. His goals also included learning the Company's business, integrating himself into all levels of the organization (department-level, cross-department, executive team and board), leadership development and talent management.

Mr. McLeod's key accomplishments in 2025 included:

•
The successful transition into the Chief Financial Officer role and responsibilities and the successful engagement of the accounting, finance, financial planning and analysis, tax and investor relations departments in connection with the transition;
•
Enhancing the Company's balance sheet, liquidity and financial flexibility by entering into a new $2.5 billion unsecured revolving credit facility;
•
Overseeing the execution of the Company's repurchase of approximately $300.0 million of common shares in 2025 and just subsequent to the end of 2025;
•
Successfully engaging with all Company departments and visiting a number of Company markets to understand the Company's business, systems, processes and resources; and
•
Establishing relationships with the Company's lenders and devoting a significant amount of time to participating in investor conferences and other investor meetings.

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Compensation Discussion and Analysis

As a result of the Company’s performance and Mr. McLeod’s contributions in 2025, he received a score of 123.18% of target on the Corporate Goals, a score of 100.00% of target on his Business Unit Goals and a score of 150.00% of target on his Individual Goals, resulting in an overall weighted achievement of 120.07% of target on his Performance Bonus and his Performance Equity Grant.

Robert A. Garechana – Executive Vice President and Chief Financial Officer (January 1, 2025-August 7, 2025); Executive Vice President and Chief Investment Officer (August 7, 2025-present)

While serving as Chief Financial Officer, Mr. Garechana’s Business Unit Goals included innovation and technology initiatives, regulatory compliance, shareholder engagement, maintaining a capital structure that supports the Company's capital allocation strategy, financial analysis and talent management.

While serving as Chief Investment Officer, Mr. Garechana's Business Unit Goals included capital allocation, same store and non-same store performance, innovation and technology initiatives, renovation targets, advancement of sustainability and resilience capabilities, accountable leadership, as well as political advocacy with respect to matters important to the Company. His goals also included succession management, leadership development and integrating data and analytics.

Mr. Garechana’s key accomplishments in 2025 included:

•
The successful transition into the Chief Investment Officer role and responsibilities and the successful engagement of the investments department in connection with the transition;
•
The successful transition of the Chief Financial Officer role and responsibilities to Mr. McLeod;
•
The completion of the issuance of $500.0 million in 7-year unsecured debt with a 4.95% coupon and an all-in effective yield of 5.23%, funding the Company's 2025 debt maturities;
•
Devoting time to investor outreach through conference participation and other communications, including orchestrating the Company's first Investor Day in over a decade, at which nearly 200 investors and analysts participated in person or via webcast;
•
Visiting all Company markets and engaging with investments colleagues market-wide to more fully understand the Company's investment processes and procedures, along with actively participating in industry events;
•
Advancing the Company's capital allocation strategy by disposing of approximately $1.1 billion of older or lower returning apartment properties at a weighted average Disposition Yield of 5.4% that funded the acquisition of approximately $636.8 million of apartment properties located in the Company's Expansion Markets at a weighted average Acquisition Cap Rate of 5.1% and a discount to replacement cost, with minimal earnings dilution;
•
Continuing to efficiently execute the Company's spend on property-level capital expenditures by delivering projects below budget and investing approximately $277.5 million in Capital Expenditures to Real Estate for Residential Same Store Properties in 2025, approximately 39% of which was NOI-Enhancing and represented Renovation Expenditures for 2,732 same store apartment units (which were executed within the targeted turnaround time) in addition to sustainability, property-level technology and ADU spend and which activities the Company expects to generate high single to double digit returns on investment, depending on the nature of the activity;
•
The Company's 2.2% growth in Same Store NOI year-over-year, representing top-quartile performance amongst the Company's apartment peers and achieving the Company's original guidance, notwithstanding volatility in the greater economic climate and job market that created challenging conditions for guidance determination;
•
Enhancing the use of data and analytics in our investment decision-making processes; and
•
Contributing to the Company’s efforts in various markets to educate policy makers and the public on key political issues for the Company, such as affordable housing and rent control measures.

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Compensation Discussion and Analysis

As a result of the Company’s performance and Mr. Garechana’s contributions in 2025, he received a score of 123.18% of target on the Corporate Goals, a score of 90.00% of target on his Business Unit Goals and a score of 150.00% of target on his Individual Goals, resulting in an overall weighted achievement of 117.57% of target on his Performance Bonus and his Performance Equity Grant.

Michael L. Manelis – Executive Vice President and Chief Operating Officer

Mr. Manelis’ Business Unit Goals included same store and non-same store performance, customer service, innovation and technology initiatives, talent management, on-site employee retention and accountable leadership. His goals also included leadership development, succession planning and inspiring the on-site property management teams.

Mr. Manelis’ key accomplishments in 2025 included:

•
Successfully leading the Company’s property operations teams, which were responsible for the Company’s generation of approximately $3.1 billion in total revenues;
•
Executing strong expense controls, resulting in a modest 3.7% increase in same store expenses for the full year of 2025;
•
Continuing to efficiently execute the Company's spend on property-level capital expenditures by delivering projects below budget and investing approximately $277.5 million in Capital Expenditures to Real Estate for Residential Same Store Properties in 2025, approximately 39% of which was NOI-Enhancing and represented Renovation Expenditures for 2,732 same store apartment units (which were executed within the targeted turnaround time) in addition to sustainability, property-level technology and ADU spend and which activities the Company expects to generate high single to double digit returns on investment, depending on the nature of the activity;
•
The Company's 2.2% growth in Same Store NOI year-over-year, representing top-quartile performance amongst the Company's apartment peers and achieving the Company's original guidance, notwithstanding volatility in the greater economic climate and job market that created challenging conditions for guidance determination;
•
The Company reporting same store Turnover of 40.2% for the full year of 2025, the lowest in the Company's history, which the Company believes demonstrates the depth of demand from its residents and how much they enjoy living in the Company's communities, and improved customer satisfaction versus 2025;
•
Driving technological change by continuing to implement various applications and other innovation initiatives and cultivate an innovative mindset at the Company;
•
Supporting the successful onboarding of the new Chief Financial Officer and the transition of the Chief Investment Officer role; and
•
Recognition by the public as a thought-leader as evidenced by his inclusion in the Top 100 Built World Innovators.

As a result of the Company’s performance and Mr. Manelis’ contributions in 2025, he received a score of 123.18% of target on the Corporate Goals, a score of 90.00% of target on his Business Unit Goals and a score of 125.00% of target on his Individual Goals, resulting in an overall weighted achievement of 115.07% of target on his Performance Bonus and his Performance Equity Grant.

Alexander Brackenridge – Executive Vice President and Chief Investment Officer (January 1, 2025-August 7, 2025); Executive Vice President – Investments (August 7, 2025-January 2, 2026)

Mr. Brackenridge’s Business Unit Goals included capital allocation, same store and non-same store performance, innovation and technology initiatives, renovation targets, advancement of sustainability and resilience capabilities, accountable leadership, as well as political advocacy with respect to matters important to the

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Compensation Discussion and Analysis

Company. His goals also included succession planning and management, leadership development and talent management.

Mr. Brackenridge’s key accomplishments in 2025 included:

•
The successful transition of the Chief Investment Officer role and responsibilities to Mr. Garechana and the successful engagement of the investments department in connection with the transition;
•
Mentoring Mr. McLeod, the new Chief Financial Officer, with respect to apartment investments and operations;
•
Advancing the Company's capital allocation strategy by disposing of approximately $1.1 billion of older or lower returning apartment properties at a weighted average Disposition Yield of 5.4% that funded the acquisition of approximately $636.8 million of apartment properties located in the Company's Expansion Markets at a weighted average Acquisition Cap Rate of 5.1% and a discount to replacement cost, with minimal earnings dilution;
•
Continuing to efficiently execute the Company's spend on property-level capital expenditures by delivering projects below budget and investing approximately $277.5 million in Capital Expenditures to Real Estate for Residential Same Store Properties in 2025, approximately 39% of which was NOI-Enhancing and represented Renovation Expenditures for 2,732 same store apartment units (which were executed within the targeted turnaround time) in addition to sustainability, property-level technology and ADU spend and which activities the Company expects to generate high single to double digit returns on investment, depending on the nature of the activity;
•
The Company's 2.2% growth in Same Store NOI year-over-year, representing top-quartile performance amongst the Company's apartment peers and achieving the Company's original guidance, notwithstanding volatility in the greater economic climate and job market that created challenging conditions for guidance determination; and
•
Enhancing the use of data and analytics in our investment decision-making processes.

As a result of the Company’s performance and Mr. Brackenridge’s contributions in 2025, he received a score of 123.18% of target on the Corporate Goals, a score of 90.00% of target on his Business Unit Goals and a score of 200.00% of target on his Individual Goals, resulting in an overall weighted achievement of 122.57% of target on his Performance Bonus and his Performance Equity Grant.

Scott J. Fenster – Executive Vice President and General Counsel

Mr. Fenster’s Business Unit Goals included legal support for property transactions and other corporate transactions, including capital markets; litigation and risk management; management of political and regulatory risk in corporate, operations and employment matters, including compliance; innovation and technology initiatives; talent management and corporate responsibility leadership. His goals also included legal support for political advocacy matters important to the Company, providing counsel on governance matters and succession planning.

Mr. Fenster’s key accomplishments in 2025 included:

•
Oversight of the complex legal aspects of more than $1.7 billion in acquisitions and dispositions as well as new development deal structures and joint venture buyouts;
•
Leading the legal effort regarding compliance with complex regulatory requirements in our markets, such as regulations affecting rent and other operational issues, and managing litigation risk;
•
The successful legal execution of capital markets activities, including a new $2.5 billion revolving credit facility and a $500.0 million unsecured debt issuance;
•
Providing effective counsel to the CEO and Corporate Governance Committee regarding changing legal disclosure rules and shareholder preferences;

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Compensation Discussion and Analysis

•
Implementing new technological solutions and cultivating an innovative mindset at the Company; and
•
Successful insurance placements in an unpredictable market for multifamily real estate.

As a result of the Company’s performance and Mr. Fenster’s contributions in 2025, he received a score of 123.18% of target on the Corporate Goals, a score of 100.00% of target on his Business Unit Goals and a score of 100.00% of target on his Individual Goals, resulting in an overall weighted achievement of 115.07% of target on his Performance Bonus and his Performance Equity Grant.

Annual Incentive Plan – Actual Performance Bonuses and Performance Equity Grants

The following table sets forth the target Performance Bonus and target Performance Equity Grants established in December 2024 (June 2025 for Mr. McLeod in connection with his hiring) and the actual awards granted in January/February 2026 with respect to performance under the Annual Incentive Plan in 2025 for each of the NEOs.

	Performance Bonus			Performance Equity Grant

	Target Performance Bonus	% of Target Achieved	Actual Performance Bonus	Target Performance Equity Grant	% of Target Achieved	Actual Performance Equity Grant

M. Parrell	$2,025,000	114.45%	$2,317,613	$2,250,000	114.45%	$2,575,125
B. McLeod	687,500	120.07%	825,481	368,425	120.07%	442,367
R. Garechana	937,500	117.57%	1,102,219	1,187,500	117.57%	1,396,144
M. Manelis	1,012,500	115.07%	1,165,084	1,350,000	115.07%	1,553,445
A. Brackenridge	937,500	122.57%	1,149,094	1,187,500	122.57%	1,455,519
S. Fenster	660,000	115.07%	759,462	687,500	115.07%	791,106

Long-Term Incentive Plan

As described above, LTI Awards were awarded in January 2025 to each of the NEOs at the target dollar amounts shown on page 36, covering the three-year performance period from January 1, 2025 through December 31, 2027, with the pre-established quantitative performance metrics and potential payout levels described on page 34. These LTI Awards remain subject to settlement after the end of the three-year performance period.

Final Results of the 2023-2025 LTI Plan – Alignment of Pay and Performance

In January 2023, the Company issued LTI Awards under its 2023 Executive Compensation Program which allowed each executive to earn from 0% to 200% of a target number of Share Awards, as determined by the Company’s relative TSR and achievement of Net Debt to Normalized EBITDAre and Normalized FFO per share over a forward-looking three-year performance period compared to pre-established quantitative performance metrics. The following tables show the performance metrics and ultimate 121.49% achievement for the LTI Awards at the completion of the three-year performance period from January 1, 2023 through December 31, 2025 and the resulting Share Awards.

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Compensation Discussion and Analysis

Determination of Performance of Company TSR, Net Debt to Normalized EBITDAre and Normalized FFO against Performance Metrics

		2023-2025 Performance Level

% of Award	Metric	Threshold	Target	Maximum	Performance Result	Performance Achievement vs Target	% of Award Achievement

35.0%	Percentile ranking of Company relative to Nareit Apartment Index	(400) bps	0 bps	400 bps	58.50 bps	114.63% of Target	40.12%

20.0%	Percentile ranking of Company relative to Nareit Equity Index	(500) bps	0 bps	500 bps	(363.32) bps	63.67% of Target	12.73%

22.5%	Net Debt to Normalized EBITDAre	6.00x	5.20x to 4.80x	4.00x	4.25x (1)	168.75% of Target	37.97%

22.5%	Normalized FFO per share	(2)	(2)	(2)	(2)	136.31% of Target	30.67%

		TOTAL % OF TARGET ACHIEVED:					121.49%

(1)
Per the 2023 LTI Plan, the achievement of this metric was determined on a quarterly basis and the average of the twelve quarters of each computation in the Company’s quarterly earnings releases was used in the final determination of the award.
(2)
Per the 2023 LTI Plan, the achievement of this metric was determined on an annual basis and the average of the three years was used in the final determination of the award. The final result included actual 2023 Normalized FFO of $3.78 per share (128.57% achievement), actual 2024 Normalized FFO of $3.89 per share (142.86% achievement) and actual 2025 Normalized FFO of $3.99 per share (137.50% achievement) for a blended three-year average of 136.31% achievement.

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Compensation Discussion and Analysis

A comparison of this result to prior years illustrates the true variability of the Company’s Executive Compensation Program. The total percentage of target achieved for the 2019-2021, 2020-2022(1), 2021-2023 and 2022-2024 LTI Plans were 85.74%, 25.83%, 95.56% and 141.20%, respectively.

(1)
No changes were made to the 2020-2022 LTI Plan notwithstanding that the performance metrics were set approximately 60 days prior to the start of the COVID-19 pandemic.

The Company's TSR performance relative to the Nareit Apartment Index and the Nareit Equity Index collectively represent 55% of the outcome of the 2023-2025 LTI Plan. The above chart does not include Net Debt to Normalized EBITDAre and Normalized FFO per share, which collectively represent 45% of the 2023-2025 LTI Plan. These are measures the executives directly impact and which the Board believes are important to shareholder performance.

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Compensation Discussion and Analysis

Determination of Resulting Share Awards

The following table sets forth the Share Awards for each grantee resulting from the 121.49% achieved as shown above.

	Target Number of Share Awards	Resulting Number of Share Awards

M. Parrell	88,040	106,959
R. Garechana	18,513	22,491
M. Manelis	22,016	26,747
A. Brackenridge	18,143	22,041
S. Fenster	9,378	11,393

Mr. McLeod was appointed Chief Financial Officer, effective August 7, 2025, and therefore was not a participant in the 2023 LTI Plan and has been omitted from the table above.

2023 Actual Compensation Achieved – Annual Incentive Plan and LTI Plan

With the determination of the 2023-2025 LTI Awards now final as shown above, we can provide shareholders with a complete picture of actual NEO compensation achieved for service in the year 2023 in relation to target, clearly illustrating the variability of compensation and link between pay and performance:

	Annual Salary (1)	Annual Incentive Plan (% of Target Achieved)	LTI Plan (% of Target Achieved)	Total Achieved Compensation (% of Target Achieved)

M. Parrell	100.00%	114.18%	121.49%	116.60%	(2)
R. Garechana	100.00%	117.25%	121.49%	115.74%	(3)
M. Manelis	100.00%	112.25%	121.49%	113.21%	(4)
A. Brackenridge	100.00%	109.75%	121.49%	111.66%	(5)
S. Fenster	100.00%	114.75%	121.49%	113.04%	(6)
(1)
Annual salary equates to 100.00% achievement.
(2)
As a comparison, Mr. Parrell’s equivalent total achieved compensation as a percentage of target achieved for 2022, 2021 and 2020 was 144.89%, 125.38% and 55.96%, respectively.
(3)
As a comparison, Mr. Garechana’s equivalent total achieved compensation as a percentage of target achieved for 2022, 2021 and 2020 was 138.10%, 120.27% and 69.18%, respectively.
(4)
As a comparison, Mr. Manelis’ equivalent total achieved compensation as a percentage of target achieved for 2022, 2021 and 2020 was 138.10%, 120.98% and 72.56%, respectively.
(5)
As a comparison, Mr. Brackenridge's equivalent total achieved compensation as a percentage of target achieved for 2022, 2021 and 2020 was 138.10%, 125.66% and 68.85%, respectively.
(6)
As a comparison, Mr. Fenster’s equivalent total achieved compensation as a percentage of target achieved for 2022, 2021 and 2020 was 135.30%, 120.50% and 75.51%, respectively.

Mr. McLeod was not employed by the Company in 2023 and thus has been omitted from the table above.

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Compensation Discussion and Analysis

Benchmarking

To measure the Company’s executive compensation for competitiveness in the industry, the Compensation Committee engaged Ferguson Partners Consulting (“Ferguson Partners”), a nationally recognized independent compensation consultant, to conduct an analysis that benchmarked the Company’s executive compensation against a peer group of other large REITs (by capitalization).

The Compensation Committee believes that the use of peer market data is important in developing a competitive compensation program. The Compensation Committee and Ferguson Partners consider qualitative factors (such as tenure and experience in the role), internal equity and external market data in making both individual and plan-level compensation decisions. While the Compensation Committee does not target a specific percentile range within the peer group, this benchmarking data provides a reference point in determining if pay components and program designs are reasonable when ultimately making compensation decisions.

The Compensation Committee reviews the peer group annually to ensure the included companies still serve as appropriate comparisons to the Company. Target compensation and incentive opportunity levels are continuously evaluated and are adjusted when appropriate, to ensure market comparability.

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Compensation Discussion and Analysis

Ferguson Partners performed its annual executive compensation study in 2025, which showed that our executives, including our Chief Executive Officer, are positioned around the median of peer total compensation levels.

Peer	Industry	UPREIT Market Capitalization	Total Capitalization

Prologis, Inc.	Industrial	$118.6 billion	$160.7 billion
Welltower Inc.	Health Care	$127.4 billion	$145.8 billion
Simon Property Group, Inc.	Regional Mall	$70.5 billion	$101.2 billion
Equinix, Inc.	Data Center	$75.2 billion	$98.0 billion
Digital Realty Trust, Inc.	Data Center	$54.1 billion	$74.5 billion
Public Storage	Self-Storage	$45.5 billion	$60.1 billion
Ventas, Inc.	Health Care	$37.0 billion	$50.4 billion
Extra Space Storage Inc.	Self-Storage	$27.6 billion	$42.6 billion
AvalonBay Communities, Inc.	Multifamily	$25.6 billion	$34.8 billion
Equity Residential	Multifamily	$24.4 billion	$32.9 billion
BXP, Inc.	Office	$11.9 billion	$31.3 billion
Invitation Homes Inc.	Single Family	$17.0 billion	$25.4 billion
Essex Property Trust, Inc.	Multifamily	$17.5 billion	$24.5 billion
Mid-America Apartment Communities, Inc.	Multifamily	$16.6 billion	$22.2 billion
Sun Communities, Inc.	Manufactured Home	$15.3 billion	$20.4 billion
UDR, Inc.	Multifamily	$12.9 billion	$19.0 billion
Camden Property Trust	Multifamily	$11.7 billion	$15.7 billion

Source: S&P Global, data as of December 31, 2025.

An affiliate of Ferguson Partners, Ferguson Partners L.P., provided recruitment and placement services to the Company for the Chief Financial Officer position during the calendar year 2025. The Company engaged Ferguson Partners L.P. for this recruitment as a result of such entity's deep experience and background in real estate industry executive placements. Throughout the Company's succession planning and process of hiring the Chief Financial Officer, the Compensation Committee remained extensively involved, and in connection therewith, the specific selection and contractual engagement of Ferguson Partners L.P. were executed at the management level. The aggregate fees paid to Ferguson Partners for compensation consulting services in 2025 totaled approximately $89,000, and the aggregate fees paid to Ferguson Partners' affiliate for recruitment and placement services in 2025 totaled approximately $354,000. The Compensation Committee conducted a conflict of interest assessment for 2025 services and concluded that no conflict of interest existed with respect to the work of Ferguson Partners.

Compensation Clawback Policy

In 2023, the Board amended the Company's incentive-based executive compensation clawback policy to conform with newly issued SEC rules and NYSE listing standards regarding executive recoupment policies. If the Company is required to restate its financial results due to material noncompliance with any financial reporting requirement under the U.S. securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period,

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Compensation Discussion and Analysis

the result of which is that any incentive-based compensation received by an executive during the three completed fiscal years immediately preceding the date on which the Company was required to prepare a restatement (the “Awarded Compensation”) would have been lower (the “Actual Compensation”) had it been calculated based on such restated results, the Compensation Committee must seek to recover for the benefit of the Company all of the difference between the Awarded Compensation and the Actual Compensation, computed without regard to any taxes paid. The policy is available on the Company’s website at www.equityapartments.com in the Investor section under “Corporate Governance.” The policy is not part of or incorporated into this Proxy Statement.

Policies and Practices Related to the Timing of Certain Equity Awards

Each January, the Compensation Committee, and subsequently the Board, reviews and approves the aggregate dollar value of the equity compensation to be awarded (inclusive of Share Awards and Option Awards) to executives under the Annual Incentive Plan. The grant of approved equity awards then occurs two business days after the Company has made public its fourth-quarter earnings release on Form 8-K. Share Awards and Option Awards under our Annual Incentive Plan are granted to our executives at the same time as Share Awards and Option Awards are granted to our other employees. Each June, the Compensation Committee, and subsequently the Board, reviews and approves the aggregate dollar value of the equity compensation to be awarded (inclusive of Share Awards and Option Awards) to our trustees, which is granted on the date of the annual meeting of shareholders for service through the next annual meeting of shareholders. The number of awards granted is calculated based on (i) the closing price of the common shares on the NYSE on the grant date (or a discount thereto in the case of restricted units) for Share Awards and (ii) the Black-Scholes option value as of the grant date for Option Awards.

We may grant equity awards, including Option Awards, to eligible employees outside of our annual award cycle for new hires, promotions, recognition, retention, or other purposes. In determining when to grant “off-cycle” Option Awards, the Compensation Committee generally would seek to do so at a time when the Company is not expected to be in possession of material non-public information regarding our business.

During 2025, the Company did not (i) time the disclosure of material non-public information for the purpose of affecting the value of executive compensation, or (ii) grant any Option Awards to any of its NEOs in any period beginning four business days prior to the filing of a periodic report on Form 10-Q, Form 10-K or current report on Form 8-K that discloses material non-public information, and ending one business day after the filing of such Form 10-Q, Form 10-K or Form 8-K.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis provided above with the Company’s management. Based on this review and discussion, we recommended to the Board the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

Mary Kay Haben, Chair

Ann C. Hoff

Tahsinul Zia Huque

Mark S. Shapiro

Stephen E. Sterrett

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Executive Compensation

Summary Compensation Table

The following table shows the compensation paid by the Company to our NEOs during the years shown.

Year	Salary	Share Awards (1)		Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total Compensation

Mark J. Parrell President & Chief Executive Officer
2025	$900,000	$8,023,668		$1,498,741	$2,317,613	$19,165	$12,759,187
2024	900,000	7,101,749		642,268	2,697,705	18,232	11,359,954
2023	900,000	6,654,190		1,479,286	2,312,145	15,438	11,361,059

Bret D. McLeod (4) Executive Vice President & Chief Financial Officer
2025	$245,616	$1,249,944	(5)	$0	$825,481	$2,822	$2,323,863
2024	0	0		0	0	0	0
2023	0	0		0	0	0	0

Robert A. Garechana (6) Executive Vice President & Chief Investment Officer
2025	$625,000	$2,640,380		$359,299	$1,102,219	$21,486	$4,748,384
2024	600,000	2,112,405		334,187	1,134,630	12,987	4,194,209
2023	600,000	2,122,444		337,516	1,055,250	15,145	4,130,355

Michael L. Manelis Executive Vice President & Chief Operating Officer
2025	$675,000	$3,434,086		$0	$1,165,084	$22,656	$5,296,826
2024	660,000	2,431,193		370,464	1,309,968	21,107	4,792,732
2023	660,000	2,051,218		731,262	1,111,275	16,491	4,570,246

Alexander Brackenridge (7) Executive Vice President - Investments
2025	$625,000	$2,883,387		$0	$1,149,094	$11,947	$4,669,428
2024	600,000	2,361,124		0	1,190,880	12,987	4,164,991
2023	600,000	2,459,968		0	987,750	9,900	4,057,618

Scott J. Fenster Executive Vice President & General Counsel
2025	$550,000	$1,542,266		$0	$759,462	$18,935	$2,870,663
2024	525,000	1,115,943		188,304	794,241	17,844	2,641,332
2023	525,000	1,141,820		196,917	722,925	14,670	2,601,332

(1)
Share Awards and Option Awards. The dollar amount shown is the grant date fair value of the Share Awards and Option Awards granted under the Company’s Annual Incentive Plan during the listed years for services performed in the prior year and the target grant date fair value of the LTI Awards granted under the LTI Plan during the listed years and which are settled at the end of the applicable three-year performance period. As further described in the CD&A, the actual amounts paid out at the end of the respective three-year performance

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Executive Compensation

periods may range from 0% to 200% of the target number of LTI Awards. The settlement of the awards under the 2023 LTI Plan is described on pages 47-50 in the CD&A. The grant date fair value of the 2025 LTI Awards, if earned at the 200% maximum level, for each of the NEOs is: $13,049,928 for Mr. Parrell; $3,124,986 for Mr. Garechana; $3,374,940 for Mr. Manelis; $2,749,886 for Mr. Brackenridge; and $1,429,886 for Mr. Fenster. Mr. McLeod was appointed Chief Financial Officer, effective August 7, 2025, and therefore was not a participant in the 2025 LTI Plan. Assumptions used in the calculation of grant date fair value for the primary grant of Share Awards and Option Awards for 2025, 2024 and 2023 are included in footnote 11 of the audited financial statements included in the Company’s Annual Report on Form 10-K for 2025.
(2)
Non-Equity Incentive Plan Compensation. Represents cash performance bonuses by the Company for the year in which the services were performed, even though paid in January of the following year. Accordingly, the amounts listed for 2025, 2024 and 2023 consist of Performance Bonuses paid in January 2026, 2025 and 2024, respectively.
(3)
All Other Compensation. Represents other benefits provided to the NEOs, including Company matching and contributions (if any) to the Company’s 401(k) plan and the cost of executive physicals and cybersecurity protection services.
(4)
Mr. McLeod was appointed as Executive Vice President - Finance, effective July 22, 2025, and as Chief Financial Officer, effective August 7, 2025. Mr. McLeod was not employed by the Company in 2023 and 2024.
(5)
Mr. McLeod's Share Awards consist solely of a retention equity award of restricted shares which was granted primarily as compensation for lost equity and incentives from his former employer and will cliff vest, in full, on the three-year anniversary of the August 7, 2025 grant date, subject to continuous employment provisions. The dollar amount shown is the grant date fair value of the Share Award. Assumptions used in the calculation of grant date fair value are included in footnote 11 of the audited financial statements included in the Company’s Annual Report on Form 10-K for 2025.
(6)
Mr. Garechana was Executive Vice President and Chief Financial Officer until August 7, 2025, at which time he became the Chief Investment Officer. The Company did not enter into any new compensation arrangements with Mr. Garechana in connection with this transition.
(7)
Mr. Brackenridge resigned as Chief Investment Officer, effective August 7, 2025, and transitioned to the role of Executive Vice President - Investments. Mr. Brackenridge retired on January 2, 2026.

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Grants of Plan-Based Awards in 2025

The following table shows the number of Share Awards, Option Awards and LTI Awards granted to the NEOs in the calendar year 2025.

		Number of Share	Number of Option	Estimated Future Payouts of LTI Awards Under Equity Incentive Plan (2)			Grant Date
	Grant Date	Awards Granted (1)	Awards Granted (1)	Threshold (#)	Target (#)	Maximum (#)	Fair Value of Awards (3)

M. Parrell	1/1/25	—	—	43,733	87,466	174,932	$6,524,964
	2/5/25	22,095	113,455		—		2,997,445
B. McLeod	8/7/25	19,564	—		—		1,249,944

R. Garechana	1/1/25	—	—	10,359	20,718	41,436	1,562,493
	2/5/25	15,891	27,199		—		1,437,186

M. Manelis	1/1/25	—	—	11,065	22,130	44,260	1,687,470
	2/5/25	25,383	—		—		1,746,616
A. Brackenridge	1/1/25	—	—	8,816	17,632	35,264	1,374,943
	2/5/25	20,971	—		—		1,508,444
S. Fenster	1/1/25	—	—	4,688	9,376	18,752	714,943
	2/5/25	12,197	—		—		827,323

(1)
Represents the 2025 grant of Share Awards and Option Awards for services performed in 2024 which were approved by the Board on January 22, 2025, except for the Share Award to Mr. McLeod, which was a retention equity award made in connection with his appointment as Chief Financial Officer on August 7, 2025. The Share Awards vest in full on the third anniversary of the grant date, subject to continuous employment and retirement provisions. The Option Awards were granted at an exercise price of $71.93, the closing price of the common shares on the grant date, and vest in approximately equal installments over three years, subject to continuous employment and retirement provisions.
(2)
Represents the threshold (50%), target (100%) and maximum (200%) number of LTI Awards approved by the Board on December 12, 2024 and granted in January 2025 for the 2025-2027 performance period. The target number of LTI Awards is derived by dividing the grant date fair value of such awards by the Monte Carlo value as of the date of the award of $74.60 per restricted unit and $77.98 per restricted share. For additional information regarding the terms of LTI Awards, including vesting schedule and dividends, see the CD&A.
(3)
Except for the Share Award to Mr. McLeod, the grant date fair value of the Share Awards was calculated based on a price of (i) $67.83 per restricted unit, a 5.7% reduction to the closing price of the Company’s common shares on the grant date to take into account various risks associated with restricted units, such as book-up risk, and (ii) $71.93 per restricted share, the closing price of the common shares on the grant date. The grant date fair value of Mr. McLeod's Share Award was calculated based on a price of $63.89 per restricted share, the closing price of the common shares on the grant date. The grant date fair value of the Option Awards was calculated using a Black-Scholes option value as of the date of the award of $13.21 per option. The grant date fair value of the LTI Awards reflects the value of the number of LTI Awards if earned at Target, using a Monte Carlo value as of the date of the award of $74.60 per restricted unit and $77.98 per restricted share. See footnote 11 of the audited financial statements included in the Company’s Annual Report on Form 10-K for 2025 for additional discussion of the assumptions used in calculating grant date fair value of the LTI Awards and the Option Awards.

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Executive Compensation

Outstanding Equity Awards at December 31, 2025

Option Awards				Share Awards		LTI Awards
Number of Unexercised Option Awards		Option Exercise Price	Option Expiration Date	Number of Earned/ Unvested Share Awards	Market Value of Earned/ Unvested Share Awards	Number of Unearned/ Unvested LTI Awards	Market Value of Unearned/ Unvested LTI Awards
Exercisable	Unexercisable		(1)	(2)	(3)	(4)	(5)

M. Parrell
29,693	—	$60.76	02/02/27	79,006	$4,980,538	270,159	$17,030,823
82,975	—	60.33	02/01/28	—	—	—	—
75,462	—	67.48	02/12/31	—	—	—	—
77,836	38,919	66.59	02/15/33	—	—	—	—
19,445	38,890	60.96	02/01/34	—	—	—	—
—	113,455	71.93	02/05/35	—	—	—	—
B. McLeod
—	—	—	—	19,564	1,233,315	—	—
R. Garechana
2,614	—	64.99	02/04/26	49,348	3,110,898	59,233	3,734,048
6,542	—	72.02	02/01/29	—	—	—	—
17,520	—	83.08	01/31/30	—	—	—	—
21,792	—	67.48	02/12/31	—	—	—	—
17,759	8,880	66.59	02/15/33	—	—	—	—
10,117	20,236	60.96	02/01/34	—	—	—	—
—	27,199	71.93	02/05/35	—	—	—	—
M. Manelis
668	—	60.76	02/02/27	55,614	3,505,907	67,700	4,267,808
345	—	60.33	02/01/28	—	—	—	—
22,491	—	72.02	02/01/29	—	—	—	—
29,580	—	83.08	01/31/30	—	—	—	—
63,095	—	67.48	02/12/31	—	—	—	—
38,477	19,239	66.59	02/15/33	—	—	—	—
11,216	22,432	60.96	02/01/34	—	—	—	—
A. Brackenridge
15,516	—	72.02	02/01/29	61,768	3,893,855	55,182	3,478,673
S. Fenster
15,957	—	60.76	02/02/27	30,816	1,942,641	28,827	1,817,254
29,268	—	60.33	02/01/28	—	—	—	—
7,806	—	67.48	02/12/31	—	—	—	—
10,361	5,181	66.59	02/15/33	—	—	—	—
5,701	11,402	60.96	02/01/34	—	—	—	—

(1)
These Option Awards, which were granted 10 years prior to the stated expiration date, vest in approximately equal installments over three years from the grant date (subject to continuous employment/retirement provisions).
(2)
These Share Awards vest in full on the third anniversary of the grant date (subject to continuous employment/retirement provisions).
(3)
Reflects the number of earned/unvested Share Awards multiplied by $63.04, the closing price of the Company’s common shares at December 31, 2025.
(4)
Reflects the number of LTI Awards (which are payable in the form of Share Awards and cliff vest following the three-year anniversary of the grant date, after determination of performance by the Compensation Committee and subject to continuous employment/retirement provisions) granted in (i) January 2023, valued at 121.49% of the target grant, the actual achievement of the 2023 LTI Plan at the end of the three-year performance period at December 31, 2025, as further described in the CD&A beginning on page 47, (ii) January 2024, valued at approximately 98.64% of the target grant, assuming the three-year performance period from 2024-2026 had terminated and been valued as of December 31, 2025, and (iii) January 2025, valued at approximately 88.83% of the target grant, assuming the three-year

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Executive Compensation

performance period from 2025-2027 had terminated and been valued as of December 31, 2025. The actual number of Share Awards issued will not be determined until the end of the respective three-year performance period.
(5)
Reflects the number of unearned/unvested LTI Awards calculated pursuant to the previous footnote and multiplied by $63.04, the closing price of the Company’s common shares at December 31, 2025.

Option Exercises and Shares Vested During 2025

The following table shows the value realized by the NEOs upon exercise of Option Awards and the vesting of Share Awards during 2025.

	Option Awards		Share Awards (1)
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Share Awards Acquired on Vesting	Value Realized on Vesting

M. Parrell	—	—	99,004	$7,121,358
B. McLeod	—	—	—	—
R. Garechana	—	—	27,737	1,995,122
M. Manelis	—	—	32,753	2,355,923
A. Brackenridge	—	—	28,174	2,026,556
S. Fenster	—	—	12,714	914,518

(1)
Reflects the vesting of Share Awards granted in 2022 for services performed in 2021 and LTI Awards granted under the 2022 LTI Plan.

Pension Benefits

The Company does not have a pension plan for its executives and therefore, there are no pension benefits to disclose.

Nonqualified Deferred Compensation

The following table shows the current value of the compensation previously earned and deferred by the NEOs to the Company’s employee-funded SERP during 2025. As the Company does not make contributions to the SERP and does not guarantee any investment return, the balances shown are comprised entirely of contributions made by the NEOs from their salary, Performance Bonus or Performance Equity Grants for prior years and the earnings on those amounts.

	Executive Contributions in 2025 (1)	Company Contributions in 2025	Earnings (Losses) in 2025	Withdrawals in 2025	Balance at December 31, 2025 (2)

M. Parrell	$0	$0	$1,326,703	$0	$12,399,203
B. McLeod	0	0	0	0	0
R. Garechana	188,916	0	323,191	0	3,369,913
M. Manelis	65,498	0	642,034	0	4,126,658
A. Brackenridge	0	0	334,361	0	2,607,982
S. Fenster	198,560	0	339,146	0	2,720,763

(1)
All amounts contributed by a NEO in 2025 have been included as Salary in 2025 or Non-Equity Incentive Plan Compensation (i.e., Performance Bonus) for service in 2024 in the Summary Compensation Table.
(2)
All amounts contributed by a NEO in prior years have been reported in the Summary Compensation Tables in our previously filed proxy statements in the year earned to the extent he was a NEO in such year for purposes of the SEC’s executive compensation disclosure rules.

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The SERP allows all Company employees with annual total cash compensation of $160,000 or more to defer receipt of up to 25% of their base salary and up to 100% of their cash Performance Bonus and incentive compensation. Any of this deferred cash compensation is deposited by the Company directly with the independent trustee of the SERP and invested, at the option of the participant, in a limited number of independent mutual funds. The SERP also allows the same eligible employees to defer receipt of restricted shares. Deferral elections are generally made by eligible employees during an open enrollment period each year for amounts to be earned or granted in the following year. Benefits under the SERP will be paid out, in either a lump sum or in annual installments, upon certain events such as termination of employment, disability, death, change in control or, in some cases, a one-time distribution at or after age 50.

Potential Payments Upon Termination of Employment or Change in Control

Change in Control Agreements

The Company has Change in Control Agreements (the “CIC Agreements”) with Messrs. Parrell, McLeod, Garechana, Manelis, Brackenridge and Fenster that entitle them to receive certain severance payments upon termination of employment following a Change in Control. As a condition to receiving the payments and benefits under the CIC Agreement, each NEO must execute a general release of claims in favor of the Company.

The Company adopted the CIC Agreements to help ensure that the Company’s executives maintain neutrality in their decision-making process and act in the best interests of shareholders in the event of a potential merger or acquisition. A “Change in Control” will generally be deemed to have occurred upon a third party’s acquisition of 30% or more of the Company’s common shares or assets, whether through purchase, merger or consolidation.

In the event that Mr. Parrell is dismissed without Cause or resigns for Good Reason (each as defined in the CIC Agreements) during the three-year period following a Change in Control, he will be entitled to all accrued but unpaid compensation, a prorated bonus and an incentive compensation grant through the date of termination and a lump sum cash severance payment equal to a 2.25 multiple of his annual base salary plus the average of his annual Performance Bonus for the last three calendar years. In the event that Messrs. McLeod, Garechana, Manelis, Brackenridge or Fenster is dismissed without Cause or resigns for Good Reason during the two-year period following a Change in Control, such NEO will be entitled to all accrued but unpaid compensation, a prorated bonus and long-term incentive compensation grant through the date of termination and a lump sum cash severance payment equal to a 2.25 multiple of the NEO's annual base salary plus the NEO's target annual Performance Bonus and target Performance Equity Grant. Each NEO is also entitled to continued medical, dental, life and disability benefits for 2.25 years.

Pursuant to the Company’s 2019 Share Incentive Plan (the “Share Incentive Plan”), an employee, including NEOs, will receive accelerated vesting of unvested Option Awards and Share Awards upon the termination of such employee (other than for Good Cause (as defined in the Share Incentive Plan)) at or within 24 months following a Change in Control. In the event a Change in Control occurs prior to the end of the performance period under any incomplete LTI Plan, each such LTI Award will be valued as though the performance period had ended on the date of the Change in Control to determine the actual number of restricted shares issued and/or restricted units retained by each NEO, with accelerated vesting to occur only upon a termination as described in the previous sentence or as a result of death or disability as described below.

If any payments made to Mr. Parrell would result in an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (“IRC”), he would become entitled to receive a tax reimbursement that would put him in the same financial position after-tax that he would have been in if the excise tax did not apply to such amounts. The Company will not enter into any new agreements with its executives that include excise tax gross-up provisions with respect to payments contingent upon a Change in Control, and has not since March 2009.

If any payments or benefits received or to be received by Messrs. McLeod, Garechana, Manelis, Brackenridge or Fenster would subject the NEO to the excise tax imposed by the IRC, the NEO’s payments and benefits will be

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reduced to the extent necessary to avoid such excise tax, but only if such a reduction of pay or benefits would result in a greater net after-tax amount for the NEO. If not, the NEO’s payments and benefits would be subject to excise tax. This provision is commonly referred to as a “modified cutback.”

Executive Severance Plan

The Company has an Executive Severance Plan (the "Severance Plan") applicable to Messrs. Parrell, McLeod, Garechana, Manelis, Brackenridge and Fenster that entitles them to receive certain severance payments in the event of a termination of employment by the Company without Cause (and other than as a result of the NEO's death or disability) or by the NEO for Good Reason (each as defined in the Severance Plan and each event, a “Qualifying Termination”).

The Company adopted the Severance Plan to provide a standardized and typical framework for severance arrangements that will provide increased certainty for the Company's executives and the Company in the event of a non-change in control severance. The Severance Plan is expected to assist the Company with the retention and recruitment of key executives, provide the Company with important protections and reduce costs in the event of a dispute.

As a condition to becoming eligible for benefits under the Severance Plan, a NEO must enter into a participation notice and agreement. Receipt of benefits under the Severance Plan is also subject to the NEO's execution and non-revocation of a general release of claims in favor of the Company and continued compliance with the restrictive covenants related to post-employment non-solicitation and non-competition for 24 months for the Chief Executive Officer or 18 months for the other NEOs following a Qualifying Termination and indefinite covenants covering trade secrets, confidentiality and non-disparagement.

In the event of a Qualifying Termination with respect to Mr. Parrell, he will be entitled to all accrued but unpaid compensation; a lump sum prorated cash payment based on his target annual Performance Bonus and target Performance Equity Grant; and a cash severance payment equal to a 2.0 multiple of his annual base salary plus his target annual Performance Bonus, payable in equal monthly installments over 24 months.

In the event of a Qualifying Termination with respect to Messrs. McLeod, Garechana, Manelis, Brackenridge or Fenster, such NEO will be entitled to all accrued but unpaid compensation; a lump sum prorated cash payment based on his target annual Performance Bonus and target Performance Equity Grant; and a cash severance payment equal to a 1.5 multiple of his annual base salary plus his target annual Performance Bonus, payable in equal monthly installments over 18 months.

The Company and the applicable NEO will share responsibility for the payment of premiums required to maintain medical, dental and vision COBRA continuation coverage for such NEO and his dependents and beneficiaries under the Company's group health insurance plan at substantially the same level as provided immediately prior to a Qualifying Termination, with such NEO paying the same portion of the premium which he had been paying (or such amount as similarly situated active Company executives would pay) and the Company covering the remaining cost, for a period of 24 months for Mr. Parrell or 18 months for the other NEOs.

Each NEO is also entitled to a cash payment equal to the sum of each LTI Award that is incomplete as of the date of Qualifying Termination, with each LTI Award pro rated based on the number of days elapsed under each LTI Plan in relation to the full 36 months in the performance period, valued as if the performance period ended on the date of Qualifying Termination, vested, and paid in equal monthly installments over 24 months for Mr. Parrell or 18 months for the other NEOs. Any unvested Option Awards and Share Awards held by a NEO will immediately vest at the time of a Qualifying Termination, and any vested Option Awards will continue to be exercisable until the expiration of the severance payment period, which is 24 months for Mr. Parrell and 18 months for the other NEOs.

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Executive Compensation

Death, Disability and Retirement Benefits

While the Company has no mandatory retirement age for employees, the Company’s Share Incentive Plans do provide for certain benefits for employees upon meeting certain age/length of service requirements. For all employees, retirement will mean the voluntary termination of employment (other than for Good Cause) (as defined in the Share Incentive Plan) after meeting the requirements of the Rule of 70 (defined below).

The “Rule of 70” is met when an employee’s years of service with the Company (which must be at least 15 years) plus his or her age (which must be at least 55 years) on the date of retirement equals or exceeds 70. In addition, the employee must give the Company at least six months’ advance written notice of his or her intention to retire and sign a release upon termination of employment, releasing the Company from customary claims and agreeing to ongoing non-competition and employee non-solicitation provisions. The Rule of 70 does not apply to trustees.

For trustees who retire at or after age 72, such trustee’s unvested Share Awards and Option Awards would immediately vest, and Option Awards would continue to be exercisable for the balance of the applicable 10-year option period. For employees who retire under the Rule of 70, such employee’s unvested Share Awards and Option Awards would continue to vest per the original vesting schedule (subject to immediate vesting upon the employee’s death or disability), and Option Awards would continue to be exercisable for the balance of the applicable 10-year option period, subject to the employee’s compliance with the non-competition and employee non-solicitation provisions. If an employee violates these provisions after such retirement, all unvested Share Awards and unvested and vested Option Awards at the time of the violation would be void, unless otherwise approved by the Compensation Committee.

Pursuant to each LTI Plan, if death, disability or a qualifying retirement with respect to a NEO occurs during the first year of the performance period, such NEO's LTI Award will be prorated in the proportion that the number of days employed during such year bears to 365 (or 366 if such year is a leap year). The number of resulting restricted shares and/or restricted units (based on the pro-rated LTI Award) would continue to be determined at the end of the performance period. Vesting is immediate for death and disability. In the event of a Rule of 70 retirement, vesting continues after retirement per the original schedule, provided the grantee signs a release in a form that is reasonably satisfactory to the Company releasing the Company from customary claims and also containing non-competition and employee non-solicitation provisions and complies with such non-competition and employee non-solicitation provisions.

Pursuant to the Company's Share Incentive Plan, an employee will receive accelerated vesting of unvested Option Awards and Share Awards upon the death or disability of such employee.

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Executive Compensation

Potential Severance Payments

The following table discloses the potential severance benefits that would be provided by the Company to each NEO under the Company’s contractual obligations and the value of the accelerated vesting of equity awards in the event of the various termination of employment scenarios described below or a Change in Control of the Company on December 31, 2025.

Event	M. Parrell	B. McLeod	R. Garechana	M. Manelis	A. Brackenridge (10)	S. Fenster

Change in Control with termination without Cause:
Cash Severance (1)	$8,001,256	$3,613,330	$6,187,500	$6,834,375	$6,187,500	$4,269,375
Accrued Bonus and LTC (2)	4,275,000	1,055,925	2,125,000	2,362,500	2,125,000	1,347,500
Healthcare Benefits (3)	81,846	74,534	24,443	79,539	56,143	27,510
Excise Tax Gross-Up (4)	11,692,649	—	—	—	—	—
Unvested Equity Awards (5)	22,092,253	1,233,315	6,887,037	7,820,373	7,372,528	3,783,611
Total:	$46,143,004	$5,977,104	$15,223,980	$17,096,787	$15,741,171	$9,427,996

Termination by Executive for Good Reason or by Company without Cause:
Cash Severance (6)	$5,850,000	$1,856,250	$2,343,750	$2,531,250	$2,343,750	$1,815,000
Accrued Bonus and LTC (7)	4,275,000	1,055,925	2,125,000	2,362,500	2,125,000	1,347,500
Healthcare Benefits (8)	43,549	29,577	12,212	29,542	21,507	12,889
Excise Tax Gross-Up	—	—	—	—	—	—
Unvested Equity Awards (9)	17,030,225	1,233,315	5,728,257	6,546,755	6,347,014	3,242,286
Total:	$27,198,774	$4,175,067	$10,209,219	$11,470,047	$10,837,271	$6,417,675
Death or Disability:
Cash Severance	—	—	—	—	—	—
Accrued Bonus and LTC	—	—	—	—	—	—
Healthcare Benefits	—	—	—	—	—	—
Excise Tax Gross-Up	—	—	—	—	—	—
Unvested Equity Awards (5)	$22,092,253	$1,233,315	$6,887,037	$7,820,373	$7,372,528	$3,783,611
Total:	$22,092,253	$1,233,315	$6,887,037	$7,820,373	$7,372,528	$3,783,611

Change in Control without termination; Voluntary Resignation/Retirement; Termination for Cause:
Cash Severance	—	—	—	—	—	—
Accrued Bonus and LTC	—	—	—	—	—	—
Healthcare Benefits	—	—	—	—	—	—
Excise Tax Gross-Up	—	—	—	—	—	—
Unvested Equity Awards	—	—	—	—	—	—
Total:	—	—	—	—	—	—

(1)
The cash severance due Mr. Parrell is 2.25 times the sum of base salary and average Performance Bonus paid in the last three calendar years. The cash severance due Messrs. McLeod, Garechana, Manelis, Brackenridge and Fenster is 2.25 times the sum of their respective base salary, target Performance Bonus and target Performance Equity Grant.
(2)
Represents the target Performance Bonus and the target Performance Equity Grant of Share Awards and Option Awards under the Annual Incentive Plan for services performed in 2025, which otherwise would have been paid in 2026.
(3)
Represents the cost of the continuation of healthcare benefits for the applicable time periods described above.
(4)
Upon a Change in Control of the Company, the executive may be subject to certain excise taxes under Section 280G of the IRC to the extent that the present value of certain Change in Control payments received by the executive pursuant to the Change in Control of the Company equals or exceeds an amount equal to the prior five-year average of the executive’s Form W-2 compensation. The Company has agreed to reimburse Mr. Parrell pursuant to the CIC Agreement for those excise taxes as well as any income and excise taxes payable by him as a result of any reimbursements for such taxes. The Company will not enter into any new agreements with its

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Executive Compensation

executives that include excise tax gross-up provisions with respect to payments contingent upon a Change in Control, and has not since March 2009. The amount shown takes into account acceleration of unvested equity awards disclosed below.
(5)
The dollar amount shown equals the number at December 31, 2025 of outstanding unvested equity awards, including, but not limited to: (i) the number of unvested 2025 LTI Awards valued at approximately 88.83% of target, assuming the three-year performance period from 2025-2027 had terminated and been valued as of December 31, 2025, multiplied by $63.04, the closing price of the Company’s common shares on December 31, 2025; (ii) the number of unvested 2024 LTI Awards valued at approximately 98.64% of target, assuming the three-year performance period from 2024-2026 had terminated and been valued as of December 31, 2025, multiplied by $63.04, the closing price of the Company’s common shares on December 31, 2025; (iii) the actual number of unvested 2023 LTI Awards resulting from the settlement of such awards at the completion of the three-year performance period from 2023-2025, multiplied by $63.04, the closing price of the Company’s common shares on December 31, 2025; and (iv) restricted units whose capital accounts had not yet reached a specified target for federal income tax purposes and thus are forfeitable, valued at the closing price of the Company’s common shares on December 31, 2025.
(6)
The cash severance due Mr. Parrell is 2 times the sum of base salary and target Performance Bonus. The cash severance due Messrs. McLeod, Garechana, Manelis, Brackenridge and Fenster is 1.5 times the sum of their respective base salary and target Performance Bonus.
(7)
Represents the target Performance Bonus and the target Performance Equity Grant of Share Awards and Option Awards under the Annual Incentive Plan for services performed in 2025, which otherwise would have been paid in 2026.
(8)
Represents the cost of the continuation of healthcare benefits for the applicable time periods described above.
(9)
The dollar amount shown equals the number at December 31, 2025 of outstanding unvested equity awards, including, but not limited to: (i) the number of unvested 2025 LTI Awards, prorated at approximately 33.3% and valued at approximately 88.83% of target, assuming the three-year performance period from 2025-2027 had terminated and been valued as of December 31, 2025, multiplied by $63.04, the closing price of the Company’s common shares on December 31, 2025; (ii) the number of unvested 2024 LTI Awards, prorated at approximately 66.7% and valued at approximately 98.64% of target, assuming the three-year performance period from 2024-2026 had terminated and been valued as of December 31, 2025, multiplied by $63.04, the closing price of the Company’s common shares on December 31, 2025; (iii) the actual number of unvested 2023 LTI Awards resulting from the settlement of such awards at the completion of the three-year performance period from 2023-2025, multiplied by $63.04, the closing price of the Company’s common shares on December 31, 2025; and (iv) restricted units whose capital accounts had not yet reached a specified target for federal income tax purposes and thus are forfeitable, valued at the closing price of the Company’s common shares on December 31, 2025.
(10)
Mr. Brackenridge retired as of January 2, 2026 and, therefore, is no longer entitled to the benefits of the CIC Agreement or the Severance Plan.

The following benefits apply generally to all similarly situated employees and are not included in the above table:

•
Distributions of plan balances under the Company’s SERP as shown in the Nonqualified Deferred Compensation table; and
•
Payments and benefits to the extent they are provided on a non-discriminatory basis to all employees generally upon termination of employment including: (i) accrued salary and vacation pay; (ii) distributions of plan balances under the Company’s 401(k) plan; and (iii) life insurance proceeds in the event of death.

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Executive Compensation

CEO Pay Ratio

SEC rules require us to set forth the ratio that annual total compensation for Mr. Parrell bears to the median annual total compensation of the Company’s employees, other than Mr. Parrell. The Company has approximately 2,425 employees located solely within the United States, with approximately 650 located in the Company’s Chicago headquarters and other corporate offices, and the remaining approximately 1,775 serving our residents every day on-site at our communities.

For purposes of calculating annual total compensation under SEC rules, the Company identified a median employee as of December 31, 2023. The median employee was identified by using the same calculation methodology for 2023 total compensation as used for the Chief Executive Officer’s “Total Compensation” as reflected in the Summary Compensation Table, but removing from the calculation any Company matching contributions to the 401(k) plan, as employee participation in such plan varies. This method was consistently applied to all employees other than the Chief Executive Officer, whose compensation is excluded for purposes of identifying the median employee. The Company used its actual employee population as opposed to a statistical sampling or other method.

SEC rules permit us to use the same median employee for up to three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure. In the event of such a change, SEC rules permit us to use another employee whose compensation is substantially similar to the original median employee based on the compensation measure used to select the original median employee. The median employee we selected on December 31, 2023 is no longer with the Company. Accordingly, the Company revisited the data from December 31, 2023 and selected a substitute median employee as of December 31, 2024 whose compensation was next closest to the original median employee’s compensation value. Since the Company believes there have been no other changes in the median employee's circumstances that would significantly affect its pay ratio disclosure, the Company used the same alternate median employee in 2025 as in 2024 and calculated 2025 total compensation for such employee using the same methodology as used for Mr. Parrell's Total Compensation as reflected in the Summary Compensation Table. Based on this calculation, the 2025 total compensation for our median employee was $77,311 and the 2025 total compensation for Mr. Parrell as reflected in the Summary Compensation Table was $12,759,187. The ratio of Mr. Parrell’s compensation to that of the median employee is 165:1. Because the SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, and to apply certain exclusions and to make reasonable estimates that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio that we have reported.

As an owner and self-operator of over 300 apartment properties, the Company employs significantly more on-site property-level employees than real estate companies in other sectors, such as office and retail, or those that hire outside property management companies. Rather than outsourcing property management, the Company’s strategy generally includes self-management of its assets, which aligns the long-term investment interests of our shareholders with our focused management of income, expense and capital expenditures. This alignment of interest allows our employees to act as owners, a strategy that has served our shareholders well in the long-term.

Over the last ten years, shareholders have approved our Executive Compensation Program by an average of 92% support of the votes cast. As set forth in the CD&A, we believe our shareholders’ overwhelming support for the Company’s compensation program reflects the strong alignment between our Chief Executive Officer’s pay and performance, and we continue to make enhancements to the Executive Compensation Program to further align executive pay with shareholder interests, such as the Negative TSR Modifier that was added to the 2026 LTI Plan.

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Executive Compensation

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing certain information regarding the Company, including compensation actually paid, as determined in accordance with SEC rules ("CAP"), to our principal executive officer ("PEO"), the average CAP paid to our non-PEO NEOs, certain financial performance measures of the Company, including Normalized FFO per share (the Company-selected measure ("CSM")), and the relationship between CAP and each of Company TSR, peer group TSR, net income and the CSM.

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table ("SCT") Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (1)		Average Compensation Actually Paid to Non-PEO NEOs (3)		Company TSR (4)	Peer Group TSR (4)(5)	Net Income	Normalized FFO Per Share (6)

2025	$12,759,187	$7,088,965	$3,981,833	(7)	$2,895,028	(7)	$127.21	$137.83	$1,151,949,000	$3.99
2024	11,359,954	19,067,280	3,948,316		5,737,961		139.10	133.97	1,070,975,000	3.89
2023	11,361,059	11,892,000	3,839,888		3,953,117		115.10	123.21	868,488,000	3.78
2022	11,235,084	836,944	3,644,462		1,238,534		106.23	108.34	806,995,000	3.52
2021	8,490,527	16,989,674	2,740,081		4,801,355		157.30	143.24	1,396,714,000	2.99

(1)
See the SCT on page 55 for detail on the SCT total compensation for our PEO and the average SCT total compensation for the non-PEO NEOs for 2025, 2024 and 2023. The SCT total compensation for our PEO and the average SCT total compensation for the non-PEO NEOs for 2022 and 2021 were calculated from the SCT as disclosed in our Proxy Statement filed with the SEC in calendar year 2023.
(2)
Our PEO for all years reported is Mr. Parrell. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Parrell's SCT total compensation for 2025 to determine the CAP. Dividends paid are already reflected in the fair value of equity awards presented below. Assumptions made in the calculation of the valuations presented below do not differ materially from the assumptions made as of the grant date of such awards.

PEO SCT Total to CAP Reconciliation
		Deductions from SCT Total
Year	Total Compensation from SCT	Amounts Reported in "Share Awards" Column in SCT	Amounts Reported in "Option Awards" Column in SCT	Equity Award Adjustments to SCT Total	CAP

2025	$12,759,187	($8,023,668)	($1,498,741)	$3,852,187	$7,088,965

PEO Equity Award Adjustments to SCT Total

Year	Year-End Fair Value of Outstanding and Unvested Equity Granted During the Year	Year-over-Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Vesting Date Fair Value of Equity Awards Granted and Vested in the Year	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Equity Award Adjustments to SCT Total

2025	$6,847,739	($3,128,030)	$0	$132,478	$3,852,187

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Executive Compensation

(3)
The non-PEO NEOs for 2025 are Messrs. McLeod, Garechana, Manelis, Brackenridge and Fenster. The non-PEO NEOs for 2024, 2023, 2022 and 2021 are Messrs. Garechana, Manelis, Brackenridge and Fenster. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the non-PEO NEOs' average SCT total compensation for 2025 to determine the average CAP. Dividends paid are already reflected in the fair value of equity awards presented below. Assumptions made in the calculation of the valuations presented below do not differ materially from the assumptions made as of the grant date of such awards.

Average Non-PEO NEOs SCT Total to CAP Reconciliation
		Deductions from SCT Total
Year	Average Total Compensation from SCT	Average Amounts Reported in "Share Awards" Column in SCT	Average Amounts Reported in "Option Awards" Column in SCT	Average Equity Award Adjustments to SCT Total	Average CAP

2025	$3,981,833	($2,350,013)	($71,860)	$1,335,068	$2,895,028

Average Non-PEO NEOs Equity Award Adjustments to SCT Total

Year	Average Year-End Fair Value of Outstanding and Unvested Equity Granted During the Year	Average Year-over-Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Average Vesting Date Fair Value of Equity Awards Granted and Vested in the Year	Average Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Total Equity Award Adjustments to SCT Total

2025	$1,990,974	($665,787)	$0	$9,881	$1,335,068

(4)
For purposes of the Pay Versus Performance Table (the "PVP Table"), Company TSR and "Peer Group TSR" are calculated using the measurement period beginning on the last trading day of 2020, through and including the end of the fiscal year for which cumulative Company TSR or cumulative Peer Group TSR is being calculated.
(5)
The Company has selected the Nareit Equity Index for purposes of calculating Peer Group TSR for the PVP Table. The Nareit Equity Index is one of the indices used in the Company's LTI Plan and is the same Peer Group TSR reported in the performance graph found in the back cover of our 2025 Annual Report to Shareholders for the fiscal year ending December 31, 2025.
(6)
Normalized FFO is a non-GAAP measure. For additional details/definitions of Normalized FFO, including reconciliations of EPS to FFO per share and Normalized FFO per share, see the Supplemental Appendix beginning on page 85.
(7)
Excluding Mr. McLeod, the average SCT total compensation for non-PEO NEOs for 2025 is $4,396,325 and the average CAP for non-PEO NEOs for 2025 is $3,041,977. Mr. McLeod did not begin his employment with the Company until July 22, 2025. Accordingly, his compensation only includes a partial year of salary and the value of his retention equity award and does not include the value of annual equity awards that other NEOs have received for service in prior years.

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Executive Compensation

Relationship of CAP to Company Performance

The following graphs illustrate the relationship between the CAP to our PEO and the average CAP to our non-PEO NEOs, and (i) our cumulative Company TSR and cumulative Peer Group TSR, (ii) our GAAP net income and (iii) our Normalized FFO per share, in each case for the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025.

CAP vs. Company TSR and Peer Group TSR

Chart

CAP is determined to a large extent by reference to our share price on the particular day of the valuation of Share Awards and Option Awards per SEC rules. Company TSR and Peer Group TSR illustrated in the graph above are calculated using the measurement period beginning on the last trading day of 2020, through and including the end of the fiscal year for which cumulative Company TSR or cumulative Peer Group TSR is being calculated.

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Executive Compensation

Net income is impacted by depreciation and gains or losses from sales of real estate, among other items. While dispositions of real estate are part of the Company's overall strategy, the Company believes the operating performance of its real estate from period to period is a more appropriate measure of its value creation. Accordingly, the Company does not consider net income as an appropriate indicator of the Company's performance and thus does not use the measure in determining executive compensation.

The Company believes Normalized FFO per share is an important measure of the Company's performance and thus has included it as a performance metric in determining executive compensation under both its Annual Incentive Plan and LTI Plan. See page 40 for more information on Normalized FFO per share and its significance to the Company. Under the Company's LTI Plan, the results of Normalized FFO per share are determined for each calendar year of the three-year performance period and the average of the three years is used in the final determination of the LTI Award. Thus, a portion of the CAP to the PEO and non-PEO NEOs reflected in the graph above is based on the results of Normalized FFO per share over a three-year period, in addition to the portion based on the Normalized FFO per share reported for each respective calendar year.

Even though Normalized FFO per share is an important measure for the Company, it may not always show a direct relationship to CAP for at least the following reasons, in addition to the timing considerations discussed in the previous paragraph:

•
This measure is only one component of executive compensation and works in conjunction with the other performance measures comprising the Annual Incentive Plan and LTI Plan (most of which appear in the tabular list below).
•
A portion of the amount of the Share Awards and Option Awards granted to the NEOs depends on the difference between the target amount or range of Normalized FFO per share set by the Compensation Committee for the year and actual results for the year.
•
CAP is determined to a large extent by reference to our share price on the particular day of the valuation of Share Awards and Option Awards per SEC rules, as can be seen by the Company TSR reflected in the PVP Table.

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Executive Compensation

In addition, Normalized FFO per share is a measure based on historical performance, whereas TSR measures are based on share prices, which are forward-looking. Our NEOs' compensation includes both types of measures of value creation, which do not always move in sync, especially over a calendar year period.

The below list sets forth the most important financial performance measures used by the Company to link compensation paid to the NEOs in 2025. For additional information regarding the impact these measures have on executive compensation, please see the CD&A.

Most Important Financial Performance Measures

Normalized FFO per Share
Annual Growth in Same Store NOI
Normalized G&A and Property Management Costs
Net Debt to Normalized EBITDAre
TSR Relative to Nareit Apartment Index
TSR Relative to Nareit Equity Index

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Trustee Compensation

The compensation of the Company’s trustees (excluding Mr. Parrell) consists of an annual cash retainer and Share Awards and Option Awards with values as follows, calculated for the fiscal year from the 2025 Annual Meeting of Shareholders to the 2026 Annual Meeting of Shareholders:

Fees

Annual Retainer
Cash	$90,000
Equity (Share Awards and Option Awards)	210,000
Total:	$300,000

Other Compensation
Chairman of the Board	$250,000
Lead Trustee	50,000
Audit – Chair	35,000
Compensation – Chair	30,000
Governance – Chair	25,000
Audit – Member	17,500
Compensation – Member	15,000
Governance – Member	12,500
Executive – Member	4,000

The Board generally reviews its compensation every two years and last provided for an increase in June 2024. The Chairman of the Board fee was instituted in June 2023 following the appointment of our current Chairman, Mr. Neithercut, in May 2023 (his predecessor received an LTI Award for his service in lieu of other trustee fees), and has not increased.

Trustees who are first appointed or elected to the Board after an annual meeting of shareholders receive prorated cash fees and long-term incentive grants for their service until the next annual meeting of shareholders. The Company also reimburses the trustees for travel and other expenses incurred in connection with their activities on behalf of the Company. Trustees do not have pension benefits and are not entitled to any above-market or preferential earnings on nonqualified deferred compensation. Trustees are eligible to purchase shares not to exceed $100,000 per year under the Company’s Employee Share Purchase Plan at the discounted purchase price under such plan. Non-employee trustees do not participate in the Company’s 401(k) plan and do not receive any matching contributions on any trustee compensation.

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Trustee Compensation

The following table shows the compensation paid to our non-employee trustees for their service on the Board during the 2025 calendar year.

	Annual Cash Fees	Share Awards (1)		Option Awards (1)		Total

Angela M. Aman	$144,500	$209,959		—		$354,459
Linda Walker Bynoe	145,000	209,986		—		354,986
Chris Carr	52,500	189,817	(2)	—		242,317
Mary Kay Haben	147,500	209,986		—		357,486
Ann C. Hoff	115,000	209,986		—		324,986
Tahsinul Zia Huque	117,500	209,959		—		327,459
Nina P. Jones	120,000	209,986		—		329,986
John E. Neal (3)	55,750	—		—		55,750
David J. Neithercut	94,000	—		$459,994	(4)	553,994
Mark S. Shapiro	117,500	209,959		—		327,459
Stephen E. Sterrett	176,500	209,986		—		386,486

(1)
For service provided by the Board from the June 2025 Annual Meeting of Shareholders to the June 2026 Annual Meeting of Shareholders, each trustee (with the exception of Mr. Parrell) received an annual long-term compensation grant of $210,000 on July 1, 2025, which was allocated at the election of the trustee to any combination of Share Awards and Option Awards, utilizing the same valuation criteria as approved by the Board for the annual long-term compensation grants to the Company’s executives. All such Share Awards and Option Awards will vest in full on the first anniversary of the grant date. Trustees are also entitled to certain vesting benefits upon retirement, as described in the “Death, Disability and Retirement Benefits” discussion in “Executive Compensation.” Generally, retirement means termination of service on the Board (other than for good cause) on or after age 72.

The dollar value of the restricted shares was calculated based on the closing price of the Company’s common shares on the grant date of $67.26. The dollar value of the restricted units was calculated based on a price of $61.88 per restricted unit, an 8.0% reduction to the closing price of the Company’s common shares on the grant date to take into account various risks associated with restricted units, such as book-up risk. The Option Awards were granted at an exercise price equal to the closing share price of the common shares on the grant date of $67.26. The grant date fair value of $10.74 per Option Award was calculated using the modified Black-Scholes option pricing model and the following assumptions: an estimated time until exercise of 5 years, a volatility of 21.46%, a risk-free interest rate of 3.84% and a dividend yield of 3.73%.

(2)
Mr. Carr was appointed to the Board on July 24, 2025 and received a long-term compensation grant on August 7, 2025, prorated from the date of his appointment to the Board to the 2026 Annual Meeting of Shareholders, in the amount of $189,817, which was comprised of Share Awards that vest in full on the first anniversary of the grant date. The dollar value of the restricted shares was calculated based on the closing price of the Company’s common shares on the grant date of $63.89.
(3)
Mr. Neal retired from the Board on June 26, 2025.
(4)
For service as Chairman of the Board from the June 2025 Annual Meeting of Shareholders to the June 2026 Annual Meeting of Shareholders, Mr. Neithercut received a fee of $250,000, which he elected to receive as an Option Award, the terms and value of which were determined in the same manner as Option Awards granted to other trustees as described in footnote (1) to this table.

The Company entered into an Executive Retirement Benefits Agreement with Mr. Neithercut in February 2001 which provides him, after his retirement from the Company, with health and life insurance benefits for the remainder of his life in the same amounts and at the same rates as applicable to any then employed executive. Based on current assumptions, the present value of these payments as of December 31, 2025 is $493,971.

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Trustee Compensation

The following table shows the number of outstanding unvested Share Awards and all outstanding Option Awards held by each non-employee trustee at December 31, 2025.

	Unvested Share Awards	Unvested and Vested Option Awards

Angela M. Aman	3,393	—
Linda Walker Bynoe	3,122	—
Chris Carr	2,971	—
Mary Kay Haben	3,122	8,064
Ann C. Hoff	3,122	—
Tahsinul Zia Huque	3,393	—
Nina P. Jones	3,122	—
John E. Neal (1)	—	67,321
David J. Neithercut	—	1,503,699
Mark S. Shapiro	3,393	—
Stephen E. Sterrett	3,122	—

(1)
Reflects Option Awards held by Mr. Neal at June 26, 2025, the date he retired from the Board.

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Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm for 2025, was responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal controls over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and Ernst & Young the audited financial statements for the year ended December 31, 2025, and Ernst & Young’s evaluation of the Company’s internal controls over financial reporting. The Audit Committee has discussed with Ernst & Young the matters that are required to be discussed by applicable auditing standards. Ernst & Young has provided to the Audit Committee the written disclosures and the letter required by applicable independence standards, and the Audit Committee has discussed with Ernst & Young the firm’s independence. The Audit Committee has concluded that Ernst & Young’s provision of audit and non-audit services to the Company and its affiliates is compatible with Ernst & Young’s independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the Company’s audited consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.

Audit Committee:

Angela M. Aman, Chair

Linda Walker Bynoe

Chris Carr

Ann C. Hoff

Nina P. Jones

Stephen E. Sterrett

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Matters for Shareholder Voting

Proposal 1 – Election of Trustees

Introduction

At the Annual Meeting, shareholders will be asked to elect ten trustees to serve until the 2027 Annual Meeting and until their respective successors are duly elected and qualified. Following the recommendation of the Corporate Governance Committee, the Board has nominated all of the Company’s current trustees: Angela M. Aman, Chris Carr, Mary Kay Haben, Ann C. Hoff, Tahsinul Zia Huque, Nina P. Jones, David J. Neithercut, Mark J. Parrell, Mark S. Shapiro and Stephen E. Sterrett for election, with the exception of Linda Walker Bynoe who will not be standing for re-election as a result of her retirement from the Board. Biographies of each of our nominated trustees, which include a brief discussion of the specific experience, qualifications, attributes and skills that led to the Board’s conclusion that such individual should serve as a trustee of the Company, are set forth above in “Governance of the Company – Biographical Information and Qualifications of Trustees.” The process undertaken by the Corporate Governance Committee in recommending qualified trustee candidates is described above under “Governance of the Company – Board Composition and Trustee Nomination Procedures.”

Independence of Trustees

Pursuant to the Company’s Corporate Governance Guidelines, which require that a majority of our trustees be independent within the meaning of the NYSE listing standards, the Board undertook a review of the independence of trustees nominated for election at the upcoming Annual Meeting. The Board reviews the relationships and transactions, if any, during the past year between each trustee or any member of his or her immediate family and the Company as necessary to comply with the definition of independence established by the NYSE. During the period covered by this Proxy Statement, for each trustee identified as independent below, there were no transactions, relationships or arrangements not disclosed pursuant to Item 404(a) of Regulation S-K of the type that would need to be considered in connection with determining the independence of such trustees under the applicable NYSE definition of independence.

As a result of this review, the Board affirmatively determined that all the trustees nominated for election at the Annual Meeting are independent of the Company and its management within the meaning of the NYSE listing standards, with the exception of its Chairman (and former Chief Executive Officer and President of the Company), Mr. Neithercut and its Chief Executive Officer and President, Mr. Parrell. The Board previously determined that Ms. Bynoe, who is retiring from the Board at the Annual Meeting, was independent of the Company and its management within the meaning of the NYSE listing standards.

General Information about the Trustees and Nominees

Our Declaration of Trust currently provides for the annual election of all trustees. All of the nominees are presently trustees, and each has consented to be named in this Proxy Statement and to serve if elected.

Vote Required

A majority of the votes cast in person or by proxy at the meeting at which a quorum is present is required for the election of trustees in an uncontested election. A majority of the votes cast means that the number of votes affirmatively cast “for” a trustee’s election exceeds the number of votes affirmatively cast "against" that trustee's election (with "abstentions" and broker non-votes not counted as a vote cast either "for" or "against" that trustee's election).

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Matters for Shareholder Voting

Although we know of no reason why any nominee would not be able to serve, if any nominee should become unavailable for election, the persons named as proxies will vote your shares to approve the election of any substitute nominee proposed by the Board. If any incumbent trustee does not receive a majority of the votes cast for his or her election, the trustee is required to tender his or her resignation for the consideration of the Board. See “Governance of the Company – Board of Trustees – Trustee Resignation Policies” above.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE ten TRUSTEE NOMINEES.

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Matters for Shareholder Voting

Proposal 2 – Ratification of Selection of the Company’s Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young as the independent registered public accounting firm to perform the audit of our financial statements and our internal controls over financial reporting for 2026. Ernst & Young has served as the Company’s independent registered public accounting firm since 1996, and the Board recommends that the shareholders ratify the Company’s selection of Ernst & Young as our independent registered public accounting firm. Representatives of Ernst & Young will be at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Annual Evaluation and Selection of Our Independent Registered Public Accounting Firm

The Audit Committee annually evaluates the performance of the Company’s independent registered public accounting firm, including the senior audit engagement team, and determines whether to reengage the current independent registered public accounting firm or consider other public accounting firms. Factors considered by the Audit Committee in deciding whether to retain Ernst & Young include:

•
Ernst & Young’s deep technical expertise and significant institutional knowledge of the Company’s operations and industry;
•
The quality and candor of Ernst & Young’s communications with the Audit Committee and management;
•
Ernst & Young’s independence;
•
The quality and efficiency of the services provided by Ernst & Young, including input from management on Ernst & Young’s performance and how effectively Ernst & Young demonstrated its independent judgment, objectivity and professional skepticism;
•
External data on audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on Ernst & Young and its peer firms; and
•
The appropriateness of Ernst & Young’s fees, including the overall relationship between fees for audit and non-audit services, Ernst & Young’s tenure as the Company’s independent registered public accounting firm, including the benefits of a longer tenure, and the controls and processes in place that help ensure Ernst & Young’s continued independence.

Audit Committee Oversight of Our Independent Registered Public Accounting Firm

Oversight includes regular executive sessions with Ernst & Young, discussion with Ernst & Young about the scope of the audit, a comprehensive annual evaluation when determining whether to reengage Ernst & Young and direct involvement by the Audit Committee and its chair in the selection of the engagement partner in connection with the mandated PCAOB partner rotation rules.

Based on this evaluation, the Audit Committee and the Board believe that retaining Ernst & Young to serve as our independent registered public accounting firm for 2026 is in the best interests of the Company and its shareholders.

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Matters for Shareholder Voting

Fees

Fees billed to the Company by Ernst & Young for the years ended December 31, 2025 and 2024 are as follows:

Type of Fees	2025	2024

Audit fees (1)	$2,316,000	$2,230,800
Audit-related fees (2)	47,220	42,180
Tax compliance/preparation fees (3)	248,945	243,825
Tax consulting fees (4)	13,425	34,225
All other fees	—	—
Total:	$2,625,590	$2,551,030

(1)
Audit fees for the audit of our annual financial statements and internal controls over financial reporting, the review of our interim financial statements and for work on securities offerings and other filings with the SEC, including comfort letters, consents and comment letters.
(2)
Fees for audit-related services include services associated with legally required employee benefit plan audits and subscriptions to online accounting and tax information services.
(3)
Tax compliance/preparation fees are incurred for the review or preparation of tax returns, claims for refunds and tax payment compliance.
(4)
Tax consulting fees relate primarily to tax planning advice incident to acquisitions, dispositions, developments, financings and similar issues.

Pre-Approval Policy

The Company’s Audit Committee has reviewed and approved the Company’s engagement of Ernst & Young as its independent registered public accounting firm, and the incurrence of all of the fees described above, for 2025 and 2024 and has selected Ernst & Young as the Company’s independent registered public accounting firm for 2026. The Audit Committee has also adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”) for all other services Ernst & Young may perform for the Company in 2026. The Pre-Approval Policy details with specificity the audit and permitted non-audit services that are authorized within each of the above-described categories of services and provides for aggregate maximum dollar amounts for such pre-approved services. Any additional services not described or otherwise exceeding the maximum dollar amounts prescribed by the Pre-Approval Policy for 2026 will require the further advance review and approval of the Audit Committee.

Vote Required

The affirmative vote of holders of a majority of the votes cast in person or by proxy at the meeting at which a quorum is present is required to ratify the selection of Ernst & Young. If this proposal is not approved, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee and the Board. Because it is difficult and not cost effective to make any change in the independent registered public accounting firm so far into the year, the appointment of Ernst & Young would probably be continued for 2026 unless the Audit Committee or the Board finds additional good reasons for making an immediate change.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG AS OUR independent registered public accounting firm FOR 2026.

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Matters for Shareholder Voting

Proposal 3 – Approval of Executive Compensation

Each public company is generally required to include in its proxy statement a separate resolution subject to a non-binding shareholder vote to approve the compensation of the Company’s NEOs, as disclosed in its proxy statement, not less frequently than once every three years. This is commonly known as a “Say-on-Pay” proposal or resolution, and the Board currently intends for the Company to hold a non-binding, advisory “Say-on-Pay” vote every year.

In deciding how to vote on this proposal, the Board encourages you to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections above for a detailed description of our executive compensation philosophy and programs and the compensation decisions the Compensation Committee has made under those programs.

The Board recommends that shareholders vote for the following advisory resolution:

RESOLVED, that the compensation of the NEOs, as disclosed in the Company’s Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure, is hereby APPROVED.

Vote Required

The affirmative vote of holders of a majority of the votes cast in person or by proxy at the meeting at which a quorum is present is required for the approval of this advisory resolution. Although the vote on this advisory proposal is non-binding, the Compensation Committee and the Board value the opinion of shareholders and will take into account the outcome of the vote when considering future executive compensation decisions.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION.

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Information About the Annual Meeting

Purpose of the Annual Meeting

Shareholders will vote on the proposals presented at the Annual Meeting. YOUR VOTE IS VERY IMPORTANT. Please vote your shares in advance of the meeting, using one of the methods described below.

Who Can Vote

You will be entitled to vote your shares on each proposal if you held your shares as of the close of business on March 31, 2026 (the “Record Date”). Each of the shares outstanding on that date is entitled to one vote on each proposal. As of the Record Date, a total of 374,674,719 common shares were outstanding and entitled to vote. We are making this Proxy Statement and our Annual Report available to shareholders electronically via the Internet at www.proxyvote.com. On April 16, 2026, we will begin mailing to our shareholders a notice containing instructions on how to access this Proxy Statement and our Annual Report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request them by following the instructions for requesting such materials contained in the notice.

Virtual Meeting Matters

The Annual Meeting will be conducted completely in a virtual meeting format, via live audio webcast. By hosting the Annual Meeting in a virtual format, the Company is able to provide the opportunity for participation by a wider group of our shareholders, while reducing costs. This approach also aligns with the Company’s broader sustainability goals. The virtual meeting has been designed to provide shareholders the same rights and opportunities to participate as they would have at an in-person meeting.

Access to the Audio Webcast. To attend the Annual Meeting, log in at www.virtualshareholdermeeting.com/EQR2026. You will need the 16-digit control number which appears on your proxy card, voting instruction form (“VIF”) or Notice Regarding the Availability of Proxy Materials (“Notice”). In the event that you do not have a control number, please contact your bank, broker or other nominee as soon as possible and no later than Thursday, June 11, 2026, so that you can be provided with a control number and gain access to the meeting. The Annual Meeting will begin promptly at 8:00 a.m. Central Time on Thursday, June 18, 2026. Online access to the audio webcast will open approximately 15 minutes prior to the start of the meeting, at 7:45 a.m. Central Time. We encourage shareholders to access the meeting and test the computer audio system prior to the start time.

Submitting Questions. As part of the Annual Meeting, we will hold a live, online Q&A session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting’s Rules of Conduct that are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. In order to ensure all shareholders are responded to, we will limit each shareholder to one question. Shareholders of record at the close of business on the Record Date may submit questions in writing during the Annual Meeting via the meeting website. Detailed guidelines for submitting written questions during the meeting are available at www.virtualshareholdermeeting.com/EQR2026.

Technical Assistance. If you encounter any difficulties accessing or participating in the virtual Annual Meeting, please call the technical support number that will be posted on the Annual Meeting website log-in page.

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Information About the Annual Meeting

How to Vote

Your vote is important and we encourage you to vote promptly. Internet and telephone voting are available 24 hours a day until 11:59 p.m. (Eastern Time) on June 17, 2026, and using either method you will be able to confirm that the vote of your shares has been properly recorded. You may vote in the following ways:

By Internet. You may vote your shares via the Internet at www.proxyvote.com using the control number shown on your Notice, proxy card or VIF. If you vote by Internet, you do not need to return your proxy card or VIF.

By Telephone. You may vote your shares by calling 1-800-690-6903 and using the control number shown on your Notice, proxy card or VIF. If you vote by telephone, you do not need to return your proxy card or VIF.

By Mail. If you are a shareholder of record and received a paper set of materials, you may vote by returning a completed and signed proxy card by mail. If you are a beneficial owner with shares held by a broker, you may vote by returning a completed and signed VIF.

At the Annual Meeting. If you are a shareholder of record or beneficial owner and decide to attend the Annual Meeting virtually, you may vote at www.virtualshareholdermeeting.com/EQR2026 during the meeting. You will be required to use the control number shown on your Notice, proxy card or VIF.

Quorum for the Meeting

The presence at the meeting in person or by proxy of the holders of a majority of the common shares outstanding on the Record Date will constitute a quorum permitting business to be conducted at the meeting. If you have returned valid proxy instructions or attend the meeting and vote via the Annual Meeting website, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting on any or all matters introduced at the meeting.

Beneficial Ownership

If your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc., you are the “shareholder of record” of those shares. A Notice with instructions on how to vote your shares has been provided directly to you by the Company. If your shares are held in “street name” by a broker, you are considered the “beneficial owner” of those shares. You will receive instructions from your broker on how to vote your shares. Other than for Proposal 2, brokers do not have the authority to vote on the proposals unless they have received voting instructions from you. Accordingly, if you do not provide your broker with voting instructions, your shares for Proposals 1 and 3 will not be voted. When a bank, broker or other nominee is unable to vote shares for this reason, it is called a “broker non-vote.”

Revoking/Changing Your Proxy

You may change or revoke your proxy at any time before the meeting by timely delivery of a properly executed, later-dated proxy (including an Internet or phone vote) or by voting via the Annual Meeting website. The powers of the proxy holders with respect to your shares will be suspended if you attend the meeting and so request, but attendance at the meeting will not by itself revoke a previously granted proxy.

Managing the Number of Proxy Statements and Annual Reports

To reduce our printing costs and postage fees, the Company adopted a procedure called “householding” which provides that shareholders who have the same address and last name will receive only one Notice, and if paper copies have been requested, only one copy of this Proxy Statement and the Annual Report, unless the Company has received contrary instructions from one or more of the shareholders. If you no longer wish to receive hard copies or multiple copies, or would prefer to receive separate copies of the Notice, Proxy Statement or Annual

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Information About the Annual Meeting

Report, please contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Results of the Vote

Voting results of the Annual Meeting will be disclosed on a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting, which will be accessible on the Company’s website at www.equityapartments.com in the Investor section under “Filings – SEC Filings.”

Votes Required and Effect of Abstentions and Broker Non-Votes

	Proposal	Required Vote	Impact of Abstentions or Broker Non-Votes
1.	Election of Trustees	Votes cast FOR a nominee exceed votes AGAINST that nominee.	Not counted as votes cast; no impact on outcome.
2.	Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm	Approval by a majority of the votes cast, in person or by proxy, at the meeting.	Abstentions not counted as votes cast; no impact on outcome. No broker non-votes on this matter.
3.	Approval of Executive Compensation	Approval by a majority of the votes cast, in person or by proxy, at the meeting.	Not counted as votes cast; no impact on outcome.

Proxy Solicitation

The cost of the solicitation of proxies will be borne by the Company. The Company has hired MacKenzie Partners, Inc. to assist in distributing and soliciting proxies and will pay approximately $18,000, plus expenses for these services.

Other Matters

The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. If any other matters are properly presented at the meeting for action, it is intended that the persons named in the proxies will vote upon such matters in accordance with their discretion.

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Miscellaneous

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires those who are trustees, executives and/or beneficial owners of more than 10% of the Company’s outstanding common shares to file reports of ownership and changes in ownership with the SEC. We believe that no such person failed to file any such report or to report any transaction on a timely basis during 2025, except that (i) Mr. Garechana filed a late Form 4 in March 2025 reporting the acquisition of shares that was inadvertently made by a third-party broker without Mr. Garechana’s immediate knowledge, (ii) Mr. McLeod filed a late Form 3 and Form 4 in August 2025 due to delays in connection with the transition to the SEC's EDGAR Next platform, and (iii) Mr. Carr filed a late Form 3 in August 2025 due to delays in connection with the transition to the SEC's EDGAR Next platform.

Contacting the Board of Trustees

The Board welcomes your questions and comments. If you would like to communicate with our Board or our Lead Trustee, or if you have a concern related to the Company’s business ethics or conduct, financial statements, accounting practices or internal controls, you may submit your correspondence to Equity Residential, Two North Riverside Plaza, Suite 500, Chicago, Illinois 60606, Attn: Corporate Secretary. All communications will be forwarded to our Lead Trustee.

Shareholder Proposals for the 2027 Annual Meeting

Shareholder proposals submitted pursuant to Rule 14a-8 of the Act for inclusion in the Company’s proxy statement and form of proxy for the 2027 Annual Meeting must be received by the Company by December 15, 2026. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy, including the provision of a written statement that the proponent is able to meet with the Company within the regular business hours of the Company’s principal executive offices, in person or via teleconference, no less than 10 calendar days nor more than 30 calendar days after submission of the shareholder proposal.

In accordance with our Bylaws as currently in effect, for a shareholder to nominate a trustee or for a proposal of a shareholder to be presented at the Company’s 2027 Annual Meeting, other than a shareholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 of the Act, shareholder proposals must be received at our principal executive offices not earlier than November 15, 2026 and not later than 5:00 p.m., Central Time, on December 15, 2026. Proposals should be mailed to Equity Residential, Two North Riverside Plaza, Suite 500, Chicago, Illinois 60606, Attn: Corporate Secretary. Although not required, the Company recommends that proposals be mailed by a recognized overnight courier. Such proposals must also include the same information concerning proposals for shareholder nominees as required under Article II, Section 13 of the Bylaws of the Company. See “Governance of the Company – Board Composition and Trustee Nomination Procedures.” Shareholders who intend to solicit proxies in support of trustee nominees other than the Company's nominees must also comply with the additional requirements of Rule 14a-19(b) of the Act.

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2025 Annual Report

Additional copies of our 2026 Proxy Statement, 2025 Annual Report and Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC, may be obtained without charge by contacting Equity Residential – Investor Relations, at Two North Riverside Plaza, Suite 500, Chicago, Illinois 60606 (toll free number: 1-888-879-6356; e-mail: investorrelations@eqr.com) or by accessing “Filings – SEC Filings” in the Investor section of the Company’s website at www.equityapartments.com.

By Order of the Board of Trustees

Scott J. Fenster

Executive Vice President, General Counsel and Corporate Secretary

Chicago, Illinois

April 14, 2026

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Supplemental Appendix

Acquisition Capitalization Rate or Cap Rate. NOI that the Company anticipates receiving in the next 12 months (or the year two or three stabilized NOI for properties that are in lease-up at acquisition) less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $100-$450 per apartment unit depending on the age and condition of the asset) divided by the gross purchase price of the asset. The weighted average Acquisition Cap Rate for acquired properties is weighted based on the projected NOI streams and the relative purchase price for each respective property.

Capital Expenditures to Real Estate:

Accessory Dwelling Units ("ADU"). Includes costs to convert existing underutilized spaces of our properties into new apartment units.

NOI-Enhancing. Primarily includes Renovation Expenditures as well as sustainability, property-level technology and ADU expenditures that are intended to increase revenues or decrease expenses.

Recurring. Capital expenditures necessary to help preserve the value of and maintain the functionality of our apartment properties.

Renovation Expenditures. Apartment unit renovation costs (primarily kitchens and baths) designed to reposition these units for higher rental levels in their respective markets.

Disposition Yield. NOI that the Company anticipates giving up in the next 12 months less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $150-$450 per apartment unit depending on the age and condition of the asset) divided by the gross sales price of the asset. The weighted average Disposition Yield for sold properties is weighted based on the projected NOI streams and the relative sales price for each respective property.

Expansion Markets. Includes Denver, Atlanta, Dallas/Ft. Worth and Austin.

Lease-Up NOI. Represents NOI for development properties: (i) in various stages of lease-up; and (ii) where lease-up has been completed but the properties were not stabilized (defined as having achieved 90% physical occupancy for three consecutive months) for all of the current and comparable periods presented.

Net Operating Income ("NOI"). NOI is the Company’s primary financial measure for evaluating each of its apartment properties. NOI is defined as rental income less direct property operating expenses (including real estate taxes and insurance). The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment properties.

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Supplemental Appendix

Normalized FFO. Normalized FFO begins with FFO as defined by Nareit and eliminates certain items that by their nature are not comparable from period to period or that tend to obscure the Company’s actual operating performance. For reconciliations of net income to FFO and Normalized FFO, see page 44 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. For reconciliations of EPS to FFO per share and Normalized FFO per share referenced in the CD&A and "Executive Compensation – Pay Versus Performance," see “Reconciliation of EPS” below.

Reconciliation of EPS. The following table shows the reconciliation of EPS computed in accordance with accounting principles generally accepted in the United States to FFO per share and Normalized FFO per share for each of the five years in the period ended December 31, 2025. All data shown is on a per share diluted basis.

	Year Ended December 31,
Description	2025	2024	2023	2022	2021

Earnings per share	$2.94	$2.72	$2.20	$2.05	$3.54
Depreciation expense	2.61	2.44	2.27	2.26	2.15
Net (gain) loss on sales	(1.61)	(1.40)	(0.72)	(0.78)	(2.73)
Impairment – operating real estate assets	—	—	—	—	—

FFO per share	3.94	3.76	3.75	3.53	2.96

Impairment – non-operating real estate assets	—	—	—	—	0.04
Write-off of pursuit costs	0.02	0.01	0.01	0.01	0.02
Debt extinguishment and preferred share redemption (gains) losses	—	—	—	0.01	—
Non-operating asset (gains) losses	(0.05)	(0.04)	(0.03)	0.01	(0.06)
Other miscellaneous items	0.08	0.16	0.05	(0.04)	0.03

Normalized FFO per share	$3.99	$3.89	$3.78	$3.52	$2.99

Residential. Consists of multifamily apartment revenues and expenses.

Same Store Net Operating Income. For same store net operating income information, see pages 34 and 35 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Same Store Properties. For annual comparisons, primarily includes all properties acquired or completed that are stabilized prior to January 1, 2024, less properties subsequently sold. Properties are included in Same Store when they are stabilized for all of the current and comparable periods presented.

Turnover. Total Residential move-outs (including inter-property and intra-property transfers) divided by total Residential apartment units. Retention rate is the opposite of Turnover.

Equity Residential	86	2026 Proxy Statement

Equity Residential EQUITY RESIDENTIAL TWO NORTH RIVERSIDE PLAZA CHICAGO, ILLINOIS 60606 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 17, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/EQR2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 17, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 17, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/EQR2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 17, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V93562-P46460 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY EQUITY RESIDENTIAL The Board of Trustees recommends you vote "FOR" the following proposals: 1. Election of Trustees Nominees: For Against Abstain 1a. Angela M. Aman 1b. Chris Carr 1c. Mary Kay Haben 1d. Ann C. Hoff 1e. Tahsinul Zia Huque 1f. Nina P. Jones 1g. David J. Neithercut 1h. Mark J. Parrell 1i. Mark S. Shapiro 1j. Stephen E. Sterrett 2. Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2026. 3. Approval of Executive Compensation. NOTE: In their discretion, the persons appointed as proxies are authorized to vote upon such other matters as may properly come before the meeting and any postponement or adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V93563-P46460 EQUITY RESIDENTIAL Annual Meeting of Shareholders - June 18, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES The undersigned shareholder(s) of Equity Residential, a Maryland real estate investment trust (the "Company"), hereby appoint(s) MARK J. PARRELL and SCOTT J. FENSTER, or either of them (the "Representatives"), with full power of substitution in either of them, as proxies for the undersigned to attend the Annual Meeting of Shareholders of the Company, to vote all common shares of the Company which the undersigned is entitled to vote at the Annual Meeting and otherwise represent the undersigned with all powers possessed by the undersigned if personally present at the Annual Meeting, to be held at 8:00 a.m., Central Time, on June 18, 2026, exclusively online via the Internet at www.virtualshareholdermeeting.com/EQR2026, and any postponement or adjournment thereof. The undersigned hereby acknowledge(s) receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement and revoke(s) any proxy heretofore given with respect to such common shares. If this proxy card is properly executed and returned, the shares represented thereby will be voted. If a choice is specified by the shareholder(s), the shares will be voted accordingly. If not otherwise specified, the shares represented by this proxy card will be voted "FOR" all Nominees for Trustee, "FOR" Proposals 2 and 3, and in the discretion of the Representatives in any other matter that may properly come before the meeting or any postponement or adjournment thereof. Continued and to be signed on reverse side